Exhibit 10.3

LIMITED LIABILITY COMPANY AGREEMENT

OF

FORTIS ACQUISITION JV, LLC

a Delaware limited liability company

[•], 2019

THE LIMITED LIABILITY COMPANY INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. SUCH LIMITED LIABILITY COMPANY INTERESTS MAY NOT BE TRANSFERRED OR RESOLD EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE OR OTHER SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTION THEREFROM. IN ADDITION, TRANSFER OR OTHER DISPOSITION OF SUCH LIMITED LIABILITY COMPANY INTERESTS IS FURTHER RESTRICTED AS PROVIDED IN THIS AGREEMENT. PURCHASERS OF LIMITED LIABILITY COMPANY INTERESTS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND CONSTRUCTION		1

1.1	Definitions	1
1.2	Construction	1

ARTICLE II ORGANIZATION		2

2.1	Formation	2
2.2	Name	2
2.3	Registered Office; Registered Agent; Principal Office	2
2.4	Purposes	2
2.5	Foreign Qualification	3
2.6	Term	3
2.7	No State Law Partnership	3
2.8	Title to Company Assets	3

ARTICLE III MEMBERS; UNITS		3

3.1	Members	3
3.2	Units	3
3.3	No Other Persons Deemed Members	4
3.4	No Resignation or Expulsion	4
3.5	Members’ Schedules	5
3.6	Admission of Additional Members and Creation of Additional Units	5
3.7	Limited Liability; No Liability of Members	5

ARTICLE IV REPRESENTATIONS, WARRANTIES AND COVENANTS		6

4.1	Representations and Warranties of Members	6

ARTICLE V CAPITAL CONTRIBUTIONS		8

5.1	Initial Contributions	8
5.2	Commitments; Issuance of Series A Units	9
5.3	Capital Calls	10
5.4	Return of Contributions	10
5.5	Capital Account	11
5.6	Advances by Members	11
5.7	No Commitment for Additional Financing	12

ARTICLE VI DISTRIBUTIONS AND ALLOCATIONS		12

6.1	Distributions	12
6.2	Allocations of Profits and Losses and Other Items	16
6.3	Special Allocations	16
6.4	Income Tax Allocations	18
6.5	Income Tax Allocations with Respect to Depletable Properties	19
6.6	Other Allocation Rules	21

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ARTICLE VII TRANSFERS OF MEMBERSHIP INTERESTS		21

7.1	General Restrictions on Transfers of Membership Interests	21
7.2	Restrictions on Transfers of Units; Transfer of Commitments	22
7.3	Drag-Along Rights	22
7.4	Right of First Offer on EnCap’s Units	26
7.5	Right of First Offer on the Company’s Assets	26
7.6	Specific Performance	27

ARTICLE VIII MANAGEMENT		28

8.1	Management Under Direction of the Board	28
8.2	Board of Managers	28
8.3	Officers	31
8.4	Members	32
8.5	Certain Decisions Requiring Member Approval	32
8.6	Acknowledgement Regarding Outside Businesses and Opportunities	32
8.7	Amendment, Modification or Repeal	34

ARTICLE IX LIMITATION OF LIABILITY AND INDEMNIFICATION		34

9.1	Duties of Members and Managers; Limitation of Member and Manager Liability; Member and Manager Indemnification	34
9.2	Duties of Officers; Indemnification of Officers	37
9.3	Advance of Expenses	39
9.4	Procedure for Indemnification	39
9.5	Multiple Rights to Indemnification	39
9.6	Company Obligations; Indemnification Rights	39
9.7	Insurance	40
9.8	Release of Members	40

ARTICLE X CERTAIN AGREEMENTS OF THE COMPANY AND MEMBERS		41

10.1	Financial Reports and Access to Information	41
10.2	Maintenance of Books	41
10.3	Accounts	42
10.4	Information	42

ARTICLE XI TAXES		43

11.1	Tax Returns	43
11.2	Tax Partnership	44
11.3	Tax Elections	44
11.4	Company Representative	45
11.5	Tax Sharing Agreement	45

ARTICLE XII DISSOLUTION, WINDING-UP AND TERMINATION		46

12.1	Dissolution	46
12.2	Winding-Up and Termination	46

ii

12.3	Deficit Capital Accounts	47
12.4	Certificate of Cancellation	48

ARTICLE XIII GENERAL PROVISIONS		48

13.1	Offset	48
13.2	Notices	48
13.3	Entire Agreement; Supersedure	49
13.4	Effect of Waiver or Consent	49
13.5	Amendment or Restatement	49
13.6	Binding Effect	50
13.7	Governing Law; Forum Selection; Severability; Limitation of Liability	51
13.8	Further Assurances	53
13.9	Counterparts	53
13.10	Fees and Expenses	53
13.11	Termination of Employment Arrangements	53
13.12	No Presumption	54

EXHIBITS:

A	Defined Terms
B	Form of Addendum Agreement
C	Discount Ratios

iii

LIMITED LIABILITY COMPANY AGREEMENT

OF

FORTIS ACQUISITION JV, LLC

a Delaware limited liability company

This LIMITED LIABILITY COMPANY AGREEMENT of Fortis Acquisition JV, LLC, a Delaware limited liability company (the “Company”), dated as of [•], 2019 (the “Effective Date”), is adopted by the Members (as defined below) and the Company.

RECITALS

WHEREAS, contemporaneously with the execution of this Agreement and in order to capitalize the Company, EnCap has agreed to purchase Series A Units from time to time in accordance with the terms and conditions of this Agreement;

WHEREAS, contemporaneously with the execution of this Agreement, the Company has issued to Fortis Operating the number of Series B Units set forth opposite Fortis Operating’s name on Schedule II; and

WHEREAS, effective on the Effective Date, each of EnCap and Fortis Operating shall be admitted to the Company as a Member, in each case, in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual agreements and covenants contained herein, the Company and the Members agree as follows:

ARTICLE I

DEFINITIONS AND CONSTRUCTION

1.1

Definitions. Capitalized terms used in this Agreement (including the Exhibits and Schedules hereto) but not defined in the body of this Agreement have the meanings ascribed to them in Exhibit A. Capitalized terms defined in the body of this Agreement are listed in Exhibit A with reference to the location of the definitions of such terms in the body of this Agreement.

1.2

Construction. In this Agreement, unless a clear contrary intention appears: (a) pronouns in the masculine, feminine and neuter genders shall be construed to include each other gender, and words in the singular form shall be construed to include the plural and vice versa; (b) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation;” (c) the word “or” is inclusive, (d) references to Articles and Sections refer to Articles and Sections of this Agreement; (e) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules attached to this Agreement, and not to any particular subdivision unless expressly so limited; (f) references in any Article or Section or definition to any clause means such clause

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

of such Article, Section or definition; (g) references to Exhibits and Schedules are to the items attached to this Agreement as the described Exhibits or Schedules to this Agreement, each of which is incorporated herein and made a part hereof for all purposes as if set forth in full herein; (h) all references to dollars or money refer to the lawful currency of the United States; (i) references to “federal” or “Federal” mean U.S. federal or U.S. Federal, respectively; (j) references to the “IRS” or the “Internal Revenue Service” refer to the United States Internal Revenue Service; and (k) references to “Revenue Procedures,” or “Revenue Rulings” refer to Revenue Procedures or Revenue Rulings, respectively, published by the Internal Revenue Service. The Table of Contents and the Article and Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

ARTICLE II

ORGANIZATION

2.1	Formation. The Company was organized as a Delaware limited liability company under and pursuant to the Act by the filing of the Certificate.

2.2	Name. The name of the Company is “Fortis Acquisition JV, LLC” and all Company business must be conducted in such name or such other name or names that comply with Law and as the Board may select.

2.3

Registered Office; Registered Agent; Principal Office. The registered office of the Company required by the Act to be maintained in Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate in the manner provided by Law. The registered agent of the Company in Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board may designate in the manner provided by Law. The principal office of the Company shall be at such place as the Board may designate.

2.4

Purposes. The purposes for which the Company is organized are to, directly or indirectly: (a) seek and acquire both producing and non-producing mineral interests, royalty interests, overriding royalty interests, net profit interests, and production payments, in each case, in the United States and as provided to the Company by Fortis Operating (the “Mineral Interests”), (b) own, manage, hold, develop, lease, mortgage, pledge, sell or otherwise dispose of Mineral Interests or any interest therein, (c) engage in other activities incidental or ancillary to the foregoing as the Board may determine to be necessary or advisable, and (d) engage in or perform any and all activities that are related to or incident to the foregoing and that may be lawfully conducted by a limited liability company under the Act. In carrying out the business and purposes of the Company, the Company may act directly or indirectly through one or more entities.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

2.5

Foreign Qualification. The Board shall cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in foreign jurisdictions if such jurisdictions require qualification.

2.6	Term. The Company’s existence commenced upon the effectiveness of the Certificate, and the Company shall have a perpetual existence until it is dissolved and terminated in accordance with Article XII.

2.7

No State Law Partnership. The Members intend that the Company not be, and the Company is not, a partnership (including a limited partnership) or joint venture, and that no Member be, and no Member is, a partner or joint venturer of any other Member, for any purposes other than federal and state Tax purposes, and this Agreement shall not be construed to suggest otherwise.

2.8

Title to Company Assets. Title to the Company’s assets, whether real, personal or mixed, and whether tangible or intangible, shall be deemed to be owned by the Company as an entity. Title to any or all of the Company assets shall be held in the name of the Company and no Member, Manager or Officer shall have any ownership interest in such Company assets. The Company may form one or more Subsidiaries, as determined by the Board, to hold assets and conduct business.

ARTICLE III

MEMBERS; UNITS

3.1

Members. The Persons listed on Schedule I and Schedule II are the sole Members of the Company as of the Effective Date (each, an “Initial Member”). Each Initial Member is admitted to the Company as a Member (or, in the case of any Person who was a Member prior to the Effective Date, shall continue to be a Member) upon such Person’s execution and delivery to the Company of this Agreement.

3.2	Units.

(a)

Unit Designations and Authorized Units. The Membership Interests in the Company shall be designated as “Units” and shall initially be divided into two classes of Units referred to as the “Series A Units,” and “Series B Units.” The Company is authorized to issue an unlimited number of Series A Units and an aggregate of up to 100,000 Series B Units.

(b)	Series A Units.

(i)

On the Effective Date, EnCap has contributed to the Company (or has been deemed to have contributed) cash equal to the amount set forth under column (1) opposite EnCap’s name on Schedule I, and, in exchange for such contribution, the Company has issued to EnCap the number of Series A Units as set forth under column (2) opposite EnCap’s name on Schedule I.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

(ii)

Column (4) opposite EnCap’s name on Schedule I sets forth the aggregate amount of cash contributed (or deemed to have been contributed) to the Company by EnCap and column (5) opposite EnCap’s name on Schedule I sets forth the number of Series A Units issued to EnCap by the Company in exchange for such contributions, in each case, as of the date set forth on Schedule I.

(c)	Series B Units.

(i)

The Company hereby issues Fortis Operating in consideration of the services provided by and to be provided by Fortis Operating and its Subsidiaries for the benefit of the Company, pursuant to the Fortis Management Services Agreement, a number of Series B Units set forth opposite Fortis Operating’s name on Schedule II.

(ii)

It is intended that the Series B Units issued on the Effective Date constitute Profits Interests. Each Series B Unit issued on the Effective Date shall have an initial Capital Account of zero dollars ($0.00).

(d)	UCC Securities. Units shall constitute “securities” governed by Article 8 of the applicable version of the Uniform Commercial Code, as amended from time to time after the Effective Date.

3.3

No Other Persons Deemed Members. Unless admitted to the Company as a Member as provided in this Agreement, no Person (including an assignee of rights with respect to Membership Interests or a transferee of Membership Interests, whether voluntary, by operation of Law or otherwise) shall be, or shall be considered, a Member. The Company may elect to deal only with Persons admitted to the Company as Members as provided in this Agreement (including their duly authorized representatives). Any distribution by the Company to a Person shown on the Company’s records as a Member, or to such Person’s legal representatives, shall relieve the Company of all liability to any other Person who may have an interest in such distribution by reason of any Transfer by the Member or for any other reason.

3.4

No Resignation or Expulsion. No Member shall take any action to Resign voluntarily, and no Member shall be expelled or otherwise removed involuntarily as a Member, prior to the dissolution and winding up of the Company, other than (a) as a result of a permitted Transfer of all of such Member’s Membership Interests in accordance with Article VII and each transferee of such Membership Interests being admitted as an Additional Member or (b) as otherwise expressly provided in this Agreement. A Member shall cease to be a Member only in the manner described in Section 3.6, Article XII.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

3.5

Members’ Schedules. The Company shall maintain one or more schedules of all of the Members, which shall include the Members’ respective Commitments and Remaining Commitments, if any, mailing addresses and the Membership Interests held by them (such schedules, as the same may be amended, modified or supplemented from time to time, collectively, the “Members’ Schedules”). The Members’ Schedules shall be maintained by, and reflected in the books and records of, the Company.

3.6	Admission of Additional Members and Creation of Additional Units.

(a)

Authority. Subject to the terms and conditions in this Article III and in Article VII, and subject to Section 13.5, the Company, with approval of the Board, may admit Additional Members to the Company and may also authorize and issue additional Series A Units.

(b)

Conditions. A Person shall be admitted to the Company as an Additional Member, with all the rights and obligations of a Member, only if (i) all applicable conditions of Article VII are satisfied and (ii) such Additional Member shall have executed and delivered to the Company an Addendum Agreement in the form attached hereto as Exhibit B (an “Addendum Agreement”) and such other documents or instruments as may be required in the Board’s judgment to effect the admission of such Additional Member. Any Member who Transfers all of such Member’s Membership Interests in one or more Transfers permitted pursuant to this Section 3.6 and Article VII shall cease to be a Member as of the date of the last such Transfer; provided, that, notwithstanding anything to the contrary in this Agreement, such Member shall not be relieved of any liabilities that arise under or are incurred by such Member pursuant to the terms and conditions of this Agreement or any other Transaction Document prior to the time such Member Transfers any Membership Interests or ceases to be a Member hereunder.

3.7

Limited Liability; No Liability of Members. Except as otherwise provided under the Act, the debts, liabilities, contracts and other obligations of the Company (whether arising in contract, tort or otherwise) shall be solely the debts, liabilities, contracts and other obligations of the Company, and no Member, in such Person’s capacity as a Member, shall be liable personally for any debts, liabilities, contracts or other obligations of: (a) the Company, except to the extent set forth in any non-waivable provision of the Act or in any separate written instrument signed by such Member; or (b) any other Member, except to the extent set forth in any separate written instrument signed by such Member. No Member shall have any responsibility or obligation to restore any deficit balance in such Member’s Capital Account or to contribute to or in respect of the debts, liabilities, contracts or obligations of the Company or to return distributions made by the Company, except as expressly provided in this Agreement or required by any non-waivable provision of the Act. The agreement set forth in the immediately preceding sentence shall be deemed to be a compromise with the consent of all of the Members for purposes of Section 18-502(b) of the Act; provided, however, that if any court of competent jurisdiction orders, holds or determines that, notwithstanding this Agreement, a Member is obligated to restore any such negative balance, make any such contribution or make any such return, such obligation shall be solely the obligation of such Member and not of any other Person.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1

Representations and Warranties of Members. Each Member severally, but not jointly, represents and warrants as of the Effective Date (or, in the case of an Additional Member, on the date such Additional Member is admitted to the Company pursuant to Section 3.6) to the Company and each other Member that:

(a)

Authority. Such Member has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which such Member is, or will be, a party and to perform such Member’s obligations hereunder and thereunder, and the execution, delivery and performance by such Member of this Agreement and the other Transaction Documents to which such Member is, or will be, a party have been, or will be, duly authorized by all necessary action.

(b)

Binding Obligations. This Agreement and each other Transaction Document to which such Member is, or will be, a party has been, or will be, duly and validly executed and delivered by such Member and constitutes, or shall constitute when so executed and delivered, the binding obligation of such Member enforceable against such Member in accordance with its terms, subject to Creditors’ Rights.

(c)

No Conflict. The execution, delivery and performance by such Member of this Agreement and the other Transaction Documents to which such Member is, or will be, a party will not, with or without the giving of notice or the passage of time, or both: (i) violate any Law to which such Member is subject; (ii) violate any order, judgment or decree applicable to such Member; or (iii) conflict with, or result in a breach or default under: (A) any term or condition of such Member’s organizational documents, if such Member is not a natural person, or (B) any other instrument to which such Member is a party or by which any property of such Member is otherwise bound or subject, except, in the case of this clause (B), where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which such Member is, or will be, a party or to materially impair such Member’s ability to perform its obligations under the Transaction Documents to which such Member is, or will be, a party.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

(d)

Investment Entirely For Own Account. The Membership Interests acquired or to be acquired by such Member will be acquired for investment for such Member’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof; such Member has no present intention of selling, granting any participation in or otherwise distributing the same; and such Member does not have any contract, undertaking, agreement or arrangement with any Person to Transfer or grant participations to such Person or to any third Person, with respect to any of the Membership Interests.

(e)

Unregistered Securities. Such Member acknowledges and agrees that the Membership Interests, at the time of issuance or acquisition, will not be registered under the Securities Act or other federal or state securities Laws. Such Member also acknowledges and agrees that such Membership Interests are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Member’s representations and warranties contained in this Agreement.

(f)

Information; Investment Experience. Such Member is familiar with the business, financial condition, properties, operations and prospects of the Company Group, and such Member has made all investigations which such Member deems necessary or desirable for deciding whether to invest in the Membership Interests. Such Member has such knowledge and experience in financial and business matters that such Member is capable of evaluating the merits and risks of an investment in the Membership Interests and of making an informed investment decision with respect to the purchase thereof and acknowledges and agrees that: (i) this investment is suitable only for an investor which is able to bear the economic consequences of losing such investor’s entire investment; (ii) the acquisition of the Membership Interests is a speculative investment which involves a high degree of risk of loss, which could include the loss of the Member’s entire investment; and (iii) there are substantial restrictions on the transferability of, and there will be no public market for the foreseeable future for, the Membership Interests, and accordingly, it may not be possible for such Member to liquidate such Member’s investment when such Member desires or needs to liquidate such Member’s Membership Interests.

(g)	Accredited Investor or Employee. Such Member is an Accredited Investor.

(h)

Restricted Securities. Such Member acknowledges and agrees that the Membership Interests to be acquired by such Member may not be Transferred without registration under the Securities Act or an exemption therefrom, and that in the absence of either an effective registration statement covering such Membership Interests or an available exemption from registration under the Securities Act, the Membership Interests must be held indefinitely. Such Member acknowledges and agrees that the Company has no present intention of registering the Membership Interests to be acquired by such Member. Such Member also acknowledges and

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

agrees that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Member to Transfer all or any portion of the Membership Interests to be acquired by such Member under the circumstances, in the amounts or at the times such Member might propose. In particular, such Member is aware that the Membership Interests may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are met. Among the conditions for use of Rule 144 may be availability of current information to the public about the Company. Such information is not now available and the Company has no plans to make such information available.

(i)

Taxes. Such Member has reviewed with its own Tax advisors the U.S. federal, state and local and non-U.S. Tax consequences of an investment in the Membership Interests and the transactions contemplated by the Transaction Documents to which such Member is, or will be, a party. Such Member acknowledges and agrees that neither the Company nor any other Member has made or is making in this Agreement or any other Transaction Document any representation or warranty as to the U.S. federal, state or local or non-U.S. Tax consequences to such Member as a result of such Member’s acquisition of Membership Interests or the transactions contemplated by the Transaction Documents to which such Member is, or will be, a party. Such Member acknowledges and agrees that such Member shall be responsible for such Member’s own Tax liability that may arise as a result of such Member’s ownership of Membership Interests.

(j)

Information. Such Member shall provide such information and execute and deliver such documents with respect to such Member and, if such Member is not a natural person, such Member’s direct and indirect beneficial owners, as the Board may from time to time reasonably request to verify the accuracy of such Member’s representations and warranties herein, establish the identity of such Member and the direct and indirect participants in such Member’s investment in Membership Interests or comply with any Law to which the Company may be subject, including any anti-money laundering Laws.

ARTICLE V

CAPITAL CONTRIBUTIONS

5.1	Initial Contributions. On the Effective Date, the Initial Members are making the Capital Contributions described in Section 3.2(b)(i) in exchange for the Units described in Article III.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

5.2	Commitments; Issuance of Series A Units.

(a)	Commitments Generally.

(i)

Subject to the terms and conditions of this Agreement, EnCap shall make, prior to the expiration of the Takedown Period and upon the issuance of Capital Calls meeting the requirements of this Article V, cash Capital Contributions to the Company in an amount not to exceed $200,000,000.00 (such amount as also set forth opposite EnCap’s name under column (3) on Schedule I (the “Commitment”) in exchange for the issuance of the Series A Units as set forth in Section 5.2(d). Such Capital Contributions, including the amounts funded pursuant to Section 3.2(b), are collectively referred to as “Commitment Contributions.”

(ii)

The aggregate amount of all Commitments at any time of determination is referred to as the “Total Commitment” and the amount, at any time, by which EnCap’s Commitment exceeds the total amount of the Contributions previously made by EnCap pursuant to this Article V (including any Commitment Contributions made as required pursuant to Section 3.2(b) be the “Remaining Commitment” of EnCap at such time). For the avoidance of doubt, in no event shall EnCap be obligated at any time to make Commitment Contributions in respect of any Capital Call in excess of EnCap’s Remaining Commitment as of the time of such Capital Call, taking into account any amounts required to be funded pursuant to any then-outstanding Capital Calls.

(b)

Effect of Expiration of Takedown Period. The Remaining Commitment of EnCap shall be reduced to zero dollars ($0.00) upon the expiration of the Takedown Period (and, if necessary, the Company shall revise Schedule I to appropriately reflect such decrease without the consent of any other Person).

(c)	No Further Right or Obligation. At such time as EnCap’s Remaining Commitment is zero dollars ($0.00), EnCap shall have no further right or obligation to make Commitment Contributions to the Company.

(d)

Issuance of Series A Units in Respect of Commitment Contributions. For each Commitment Contribution made by EnCap to the Company pursuant to Section 5.2(a), the Company shall issue to EnCap a number of Series A Units equal to the amount of such Commitment Contribution, divided by one dollar ($1.00).

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

5.3	Capital Calls.

(a)

The Company may from time to time after the Effective Date and prior to the expiration of the Takedown Period call for Commitment Contributions from EnCap (each, a “Capital Call”), and EnCap, subject to the terms and conditions of this Agreement, shall make such Commitment Contribution in response to each Capital Call. Each Capital Call may not exceed EnCap’s Remaining Commitment, less any amounts required to be funded pursuant to any then-outstanding Capital Calls as of the date of such Capital Call. Each validly approved Capital Call shall be made pursuant to a call notice (each, a “Call Notice”), which Call Notice shall (i) include the aggregate amount of Commitment Contributions to be made and the date by which such Commitment Contributions must be made and (ii) be executed by an EnCap Manager and approved by the Board. The Board shall have the authority to modify or withdraw any Call Notice at any time prior to a required funding date set forth in such Call Notice.

(b)

The Members acknowledge and agree that (i) a Capital Call may be made in accordance with Section 5.3(a) regardless of the value of the Series A Units at the time of such Capital Call and regardless of whether alternative equity financing is then available on terms more favorable to the Company and (ii) each Manager shall be entitled to determine whether to elect to make such Capital Call by considering only such interests and factors specified by the Member designating such Manager.

(c)

EnCap, subject to the terms and conditions of this Agreement, shall make the Commitment Contribution required by EnCap pursuant to a Call Notice within fifteen (15) Business Days after such Call Notice is delivered to EnCap, or prior to such later funding date as is set forth in such Call Notice.

(d)

Notwithstanding anything to the contrary in this Agreement, EnCap shall not be obligated to fund a Commitment Contribution in the event of a Bankruptcy of the Company or the commencement of a Liquidation Event with respect to the Company.

5.4

Return of Contributions. Except as provided in Section 12.2(c), no Member shall be entitled to the return of any part of such Member’s Capital Contributions or to be paid interest in respect of either such Member’s Capital Account or Capital Contributions. An unreturned Capital Contribution shall not be a liability of the Company or any Member. No Member shall be required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions. For the avoidance of doubt, this Section 5.4 shall not be construed to limit the Company’s rights and obligations to make distributions in accordance with Section 6.1.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

5.5	Capital Account.

(a)

A separate capital account (a “Capital Account”) shall be established and maintained for each Member in accordance with the requirements of Treasury Regulations Section 1.704-1(b)(2)(iv). Each Member’s Capital Account: (i) shall be increased by (A) the amount of money contributed by such Member to the Company (including, to the extent applicable, pursuant to Section 6.1(h)), (B) the initial Book Value of property contributed by such Member to the Company (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under Code Section 752), (C) allocations to such Member of Profits pursuant to Section 6.2 and any other items of income or gain allocated to such Member pursuant to Section 6.3, (D) in the case of a Member receiving a Compensatory Membership Interest, the amount included in such Member’s compensation income under Code Sections 83(a), 83(b) or 83(d)(2), and (E) any other increases allowed or required by Treasury Regulation Section 1.704-1(b)(2)(iv); and (ii) shall be decreased by (A) the amount of money distributed to such Member by the Company (including distributions treated as advances under Section 6.1(b)), (B) the Book Value of property distributed to such Member by the Company (net of liabilities secured by the distributed property that such Member is considered to assume or take under Code Section 752), (C) allocations to such Member of Losses pursuant to Section 6.2 and any other items of loss or deduction allocated to such Member pursuant to Section 6.3, and (D) any other decreases allowed or required by Treasury Regulation Section 1.704-1(b)(2)(iv). A Member that has more than one class or series of Membership Interests shall have a single Capital Account that reflects all such Units; provided, however, that the Capital Accounts shall be maintained in such manner as will facilitate a determination of the portion of each Capital Account attributable to each class or series of Membership Interests.

(b)

On the Transfer of all or part of a Member’s Membership Interests, the Capital Account of the transferor that is attributable to the Transferred Membership Interests shall carry over to the transferee Member in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(l).

5.6

Advances by Members. If the Company does not have sufficient cash to pay its obligations, then the Board may permit any or all of the Members to (but shall not impose upon the Members an obligation to) advance all or part of the needed funds to or on behalf of the Company, which advances shall constitute a loan from such Member(s) to the Company, shall bear interest and be subject to such other terms and conditions as agreed between such Member(s) and the Company with the approval of the Board and shall not be deemed to be a Capital Contribution.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

5.7

No Commitment for Additional Financing. The Company and each Member acknowledge and agree that no Member has made any representation, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than EnCap’s agreement to fund the Commitment as set forth, and subject to the terms and conditions, in this Agreement. In addition, the Company and each Member acknowledge and agree that: (a) no statements made by any Member or such Member’s representatives before, on or after the Effective Date shall create an obligation to provide or assist the Company in obtaining any financing or investment; (b) no Member shall rely on any such statement by any other Member or its representatives; and (c) an obligation to provide or assist the Company in obtaining any financing or investment may be created only by a written agreement, signed by such Member and the Company, setting forth the terms and conditions of such financing or investment and stating that such Member and the Company intend for such writing to be a binding obligation or agreement. Each Member shall have the right, in such Member’s sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

ARTICLE VI

DISTRIBUTIONS AND ALLOCATIONS

6.1	Distributions.

(a)	Each distribution made by the Company, regardless of the source or character of the assets to be distributed, shall be made in accordance with this Article VI and Law and subject to Section 13.1.

(b)

Notwithstanding anything else herein to the contrary (other than Section 12.2(c)), on each Tax Distribution Date, the Company shall, subject to (i) the availability of funds, which shall be determined by the Board, and (ii) the limitations on distributions contained in any credit facility or other agreement to which the Company is a party, distribute to each Member in cash the excess, if any, of such Member’s Assumed Tax Liability over all previous distributions made to such Member pursuant to this Section 6.1(b) and Section 6.1(c). Notwithstanding anything else herein to the contrary, a distribution pursuant to this Section 6.1(b) shall for all purposes under this Agreement be treated as an advance of, and shall on a dollar-for-dollar basis offset, the next future amounts that such holder of Units would otherwise be entitled to receive pursuant to Section 6.1(c)(ii) through Section 6.1(i) and Section 12.2(c) (but not, for the avoidance of doubt, Section 6.1(c)(i)). If on a Tax Distribution Date there are not sufficient funds on hand to distribute to each Member the full amount otherwise distributable to each such Member in accordance with this Section 6.1(b), distributions pursuant to this Section 6.1(b) shall be made to the Members to the extent of the available funds in proportion to the amounts otherwise so distributable to each of them.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

(c)

The Board shall have sole discretion to determine the timing of any distribution and the aggregate amounts available for such distribution; provided, that any amounts received by the Members pursuant to Section 7.3 or Section 12.2(c)(iii) shall be deemed to have been distributed by the Company pursuant to Section 6.1(c) through Section 6.1(i) for all purposes hereunder. Each such other distribution made by the Company, regardless of the source or character of the assets to be distributed, shall be made as follows:

(i)

first, to the holders of the outstanding Series A Units, until each holder of Series A Units has received aggregate distributions in respect of such holder’s Series A Units pursuant to this Section 6.1(c)(i) sufficient to cause such holder’s (A) IRR to be 10.0% and (B) MOIC to equal 1.0; and

(ii)	thereafter, (i) 75% to the holders of the outstanding Series A Units and (ii) 25% to the holders of the outstanding Series B Units.

(d)

All distributions made under this Section 6.1 shall be made to the holders of record of the applicable Membership Interests on the record date established by the Board or, in the absence of any such record date, to the holders of the applicable Membership Interests on the date of the distribution.

(e)

Except for distributions pursuant to Section 6.1(b), the Company may distribute marketable securities or other Company property in kind with approval of the Board. The Fair Market Value of securities or other Company property distributed in kind shall be determined by the Board as of the date any such distribution is elected.

(f)	Notwithstanding anything in this Agreement to the contrary, no amendments to Section 6.1(c) shall be permitted without the prior written consent of the Fortis Manager.

(g)

Upon the Company’s request, each Member shall promptly provide to the Company a duly completed and executed IRS Form W-9 or the appropriate IRS Form W-8 and such other information as may be reasonably requested by the Company (including without limitation an affidavit of non-foreign status pursuant to Section 1446(f)(2) of the Code) in order for the Company to accurately determine its withholding obligation, if any.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

(h)

Each of the Company and its Subsidiaries may withhold from distributions, allocations or portions thereof if it is required to do so by any Law, and each Member authorizes the Company and its Subsidiaries to withhold or pay on behalf of or with respect to such Member any amount of U.S. federal, state, provincial, local or foreign Taxes that the Board determines, in good faith, that the Company or any of its Subsidiaries is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement. To the extent that any Tax is paid by the Company or any of its Subsidiaries and the Board determines, in good faith, that such Tax (including any Company Level Taxes) relates to one or more specific Members, such Tax shall be treated as an amount of Taxes paid with respect to such Member pursuant to this Section 6.1(h). Any determinations made by the Board pursuant to this Section 6.1(h) shall be binding upon the Members. Notwithstanding any provision to the contrary in this Section 6.1(h), the payment by the Company of Company Level Taxes shall, consistent with the Partnership Tax Audit Rules, be treated as the payment of a Company obligation and shall be treated as paid with respect to a Member to the extent the deduction with respect to such payment is allocated to such Member pursuant to Section 6.3(j), and such payment shall not be treated as a withholding from distributions, allocations or portions thereof with respect to a Member. For all purposes under this Agreement, any amounts withheld or paid with respect to a Member pursuant to this Section 6.1(h) (other than the payment of Company Level Taxes) shall be offset against any distributions to which such Member is entitled concurrently with such withholding or payment (a “Tax Offset”); provided, that the amount of any distribution subject to a Tax Offset shall be treated as having been distributed to such Member pursuant to Section 6.1 at the time such Tax Offset is made. To the extent that (i) the amount of such Tax Offset exceeds the distributions to which such Member is entitled concurrently with such withholding or payment (an “Excess Tax Amount”) or (ii) there is a payment of Company Level Taxes relating to a Member, the amount of such (A) Excess Tax Amount or (B) Company Level Taxes, as applicable, shall give rise to an interest-bearing obligation of such Member to make a capital contribution to the Company (a “Tax Contribution Obligation”). If requested by the Board, a Member shall promptly contribute the amount of such Member’s Tax Contribution Obligation to the Company. To the extent a Member does not promptly contribute the amount of such Member’s Tax Contribution Obligation to the Company, the Company shall offset such amount (plus interest accruing at the maximum rate permitted by Law or such other lower rate as is reasonably determined by the Board, provided that such rate shall not be less than the applicable underpayment rate for such period, as specified in Section 6621 of the Code) against distributions to which such Member would otherwise be subsequently entitled until such Member’s Tax Contribution Obligation (including any interest accrued thereon) has been satisfied in full. For the avoidance of doubt, the interest on any Tax Contribution Obligation paid by a Member to the Company (whether directly or by offset) under this Section 6.1(h) shall be taxable income to the Company. To the extent, and at the time(s), that a Member makes a

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

payment to satisfy such Member’s Tax Contribution Obligation (including any accrued but unpaid interest thereon), such payment shall be applied first to any accrued but unpaid interest owed by such Member, and any remaining portion shall satisfy such Member’s Tax Contribution Obligation and such remaining portion shall increase such Member’s Capital Account but shall not reduce the amount that such Member is otherwise obligated to contribute to the Company and shall not be treated as a Capital Contribution. Amounts recovered by the Company through any offset against distributions pursuant to this Section 6.1(h) shall be applied first to any accrued but unpaid interest owed by such Member (which interest shall be taxable income to the Company), and thereafter offset the amount of such Member’s Tax Contribution Obligation, and such Member’s Capital Account shall not be reduced to the extent such offset was against the amount of such Member’s Tax Contribution Obligation. Each Member unconditionally and irrevocably grants to the Company a security interest in such Member’s Membership Interests to secure such Member’s Tax Contribution Obligation. Each Member shall take such actions as the Company may request in order to perfect or enforce the security interest created hereunder. Each Member shall indemnify and hold harmless the Company, the other Members, the Company Representative and the Board from and against any liability (including any liability for Company Level Taxes) with respect to income attributable to or distributions or other payments to such Member. For the avoidance of doubt, any Person who ceases to be a Member shall nevertheless be deemed to be a Member solely for purposes of this Section 6.1(h), and the obligations of a Member pursuant to this Section 6.1(h) shall survive indefinitely with respect to any Taxes withheld or paid by the Company or a Subsidiary that relate to the period during which such Person was actually a Member, regardless of whether such Taxes are assessed, withheld or otherwise paid during such period. Notwithstanding the foregoing, the Board may choose to not recover an amount of Company Level Taxes or other Taxes withheld or paid with respect to a Member under this Section 6.1(h) if the Board determines, in its reasonable discretion, that such decision would be in the best interests of the Members (e.g., where the cost of recovering the amount of Taxes withheld or paid with respect to such Member is not justified in light of the amount that may be recovered from such Member).

(i)

For the avoidance of doubt, each Member acknowledges and agrees that, because distributions may be followed by subsequent Capital Contributions, and considering the relevance of the passage of time to the calculation of the IRR, holders of Series A Units may have received amounts due to be distributed pursuant to a particular subsection of Section 6.1(c) on one date but may be due additional amounts under such subsection or another subsection on a later date.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

6.2

Allocations of Profits and Losses and Other Items. After giving effect to the allocations under Section 6.3, Profits and Losses (and to the extent determined necessary and appropriate by the Board to achieve the resulting Capital Account balances described below, any allocable items of gross income, gain, loss and expense includable in the computation of Profits and Losses) for each Allocation Period shall be allocated among the Members during such Allocation Period, in such a manner as shall cause the Capital Accounts of the Members (as adjusted to reflect all allocations under Section 6.3 and all distributions through the end of such Allocation Period) to equal, as nearly as possible, (a) the amount such Members would receive if all assets of the Company on hand at the end of such Allocation Period were sold for cash equal to their Book Values taking into account any adjustments thereto for such Allocation Period, all liabilities of the Company were satisfied in cash in accordance with their terms (limited in the case of non-recourse liabilities to the Book Value of the property securing such liabilities), and all remaining or resulting cash were distributed to the Members under Section 6.1, minus (b) such Member’s share of Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets, and the amount any such Member is treated as obligated to contribute to the Company, computed immediately after the hypothetical sale of assets.

6.3	Special Allocations. The following allocations shall be made in the following order:

(a)	Nonrecourse Deductions shall be allocated to the Members as determined by the Board, to the extent permitted by the Treasury Regulations.

(b)

Member Nonrecourse Deductions attributable to Member Nonrecourse Debt shall be allocated to the Members bearing the Economic Risk of Loss for such Member Nonrecourse Debt as determined under Treasury Regulation Section 1.704-2(b)(4). If more than one Member bears the Economic Risk of Loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which such Members bear the Economic Risk of Loss. This Section 6.3(b) is intended to comply with the provisions of Treasury Regulation Section 1.704-2(i) and shall be interpreted consistently therewith.

(c)

Notwithstanding any other provision of this Agreement to the contrary, if there is a net decrease in Minimum Gain for an Allocation Period (or if there was a net decrease in Minimum Gain for a prior Allocation Period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 6.3(c)), items of income and gain shall be allocated to each Member in an amount equal to such Member’s share of the net decrease in such Minimum Gain (as determined pursuant to Treasury Regulation Section 1.704-2(g)(2)). This Section 6.3(c) is intended to constitute a minimum gain chargeback under Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

(d)

Notwithstanding any provision of this Agreement to the contrary except Section 6.3(c) (dealing with Minimum Gain), if there is a net decrease in Member Nonrecourse Debt Minimum Gain for an Allocation Period (or if there was a net decrease in Member Nonrecourse Debt Minimum Gain for a prior Allocation Period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 6.3(d)), items of income and gain shall be allocated to each Member in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain (as determined pursuant to Treasury Regulation Section 1.704-2(i)(4)). This Section 6.3(d) is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(e)

Notwithstanding any provision of this Agreement to the contrary except Section 6.3(a) and Section 6.3(b), no Losses or other items of loss or expense shall be allocated to any Member to the extent that such allocation would cause such Member to have a deficit balance in its Adjusted Capital Account (or increase any existing deficit balance in its Adjusted Capital Account) at the end of such Allocation Period. All Losses and other items of loss and expense in excess of the limitation set forth in this Section 6.3(e) shall be allocated to the Members who do not have a deficit balance in their Adjusted Capital Accounts in accordance with the provisions of Section 6.2 and the other provisions of this Section 6.3 but only to the extent that such Losses and other items of loss and expense do not cause any such Member to have a deficit in its Adjusted Capital Account.

(f)

Notwithstanding any provision hereof to the contrary except Section 6.3(c) and Section 6.3(d), any Member who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) shall be allocated items of income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain for the Allocation Period) in an amount and manner sufficient to eliminate any deficit balance in such Member’s Adjusted Capital Account as quickly as possible; provided, that an allocation pursuant to this Section 6.3(f) shall be made only if and to the extent that such Member would have a deficit Adjusted Capital Account balance after all other allocations provided for in this Article VI have been tentatively made as if this Section 6.3(f) were not in this Agreement. This Section 6.3(f) is intended to constitute a qualified income offset under Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

(g)

In the event that any Member has a deficit balance in its Adjusted Capital Account at the end of any Allocation Period, such Member shall be allocated items of Company gross income, gain and Simulated Gain in the amount of such deficit as quickly as possible; provided, that an allocation pursuant to this Section 6.3(g) shall be made only if and to the extent that such Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Article VI have been tentatively made as if Section 6.3(f) and this Section 6.3(g) were not in this Agreement.

(h)

To the extent an adjustment to the adjusted Tax basis of any Company properties pursuant to Code Section 734(b) or Code Section 743(b) (including any such adjustments pursuant to Treasury Regulation Section 1.734-2(b)(1)) is required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as the result of a distribution to any Member in complete liquidation of such Member’s Membership Interests, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be allocated to the Members in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) if such Treasury Regulation Section applies, or to the Member to whom such distribution was made if Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4) applies.

(i)

Simulated Depletion for each Depletable Property, and Simulated Loss upon the disposition of a Depletable Property, shall be allocated to the Members in proportion to their respective shares of the Simulated Basis in such property.

(j)

Items of income, gain, loss, expense or credit resulting from a Covered Audit Adjustment shall be allocated to the Members in accordance with the applicable provisions of the Partnership Tax Audit Rules.

6.4	Income Tax Allocations.

(a)

All items of income, gain, loss and deduction for U.S. federal income Tax purposes shall be allocated in the same manner as the corresponding item is allocated pursuant to Section 6.2 or Section 6.3, except as otherwise provided in this Section 6.4 or Section 6.5.

(b)

In accordance with the principles of Code Section 704(c) and the Treasury Regulations thereunder (including the Treasury Regulations applying the principles of Code Section 704(c) to changes in Book Values), income, gain, deduction and loss with respect to any Company property having a Book Value that differs from such property’s adjusted U.S. federal income Tax basis shall, solely for U.S. federal income Tax purposes, be allocated among the Members in order to account for any such difference using the “remedial method” under Treasury Regulation Section 1.704-3(d) or such other method or methods as determined by the Board to be appropriate and in accordance with the applicable Treasury Regulations.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

(c)

Any (i) recapture of depreciation or any other item of deduction shall be allocated, in accordance with Treasury Regulations Sections 1.1245-1(e) and 1.1254-5, to the Members who received the benefit of such deductions (taking into account the effect of remedial allocations); and (ii) recapture of grants or credits shall be allocated to the Members in accordance with Law.

(d)

If, as a result of an exercise of a non-compensatory option to acquire an interest in the Company, a Capital Account reallocation is required under Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Treasury Regulation Section 1.704-1(b)(4)(x).

(e)	Tax credits of the Company shall be allocated among the Members as provided in Treasury Regulation Sections 1.704-1(b)(4)(ii) and 1.704-1(b)(4)(viii).

(f)

Allocations pursuant to this Section 6.4 are solely for purposes of U.S. federal, state, and local Taxes and, except as otherwise specifically provided, shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

6.5	Income Tax Allocations with Respect to Depletable Properties

(a)

Cost and percentage depletion deductions with respect to any Depletable Property shall be computed separately by the Members rather than the Company. For purposes of such computations, the U.S. federal income Tax basis of each Depletable Property shall be allocated to each Member in accordance with such Member’s Capital Interest Percentage as of the time such Depletable Property is acquired by the Company (and any additions to such U.S. federal income Tax basis resulting from expenditures required to be capitalized in such basis shall be allocated among the Members in a manner designed to cause the Members’ proportionate shares of such adjusted U.S. federal income Tax basis to be in accordance with their respective Capital Interest Percentages as determined at the time of any such additions), and shall be reallocated among the Members in accordance with their respective Capital Interest Percentages as determined immediately following the occurrence of an event giving rise to an adjustment to the Book Values of the Company’s Depletable Properties pursuant to clause (b) of the definition of Book Value. The Company shall inform each Member of such Member’s allocable share of the U.S. federal income Tax basis of each Depletable Property promptly following the acquisition of such Depletable Property by the Company, any adjustment resulting from expenditures required to be capitalized in such basis and any reallocation of such basis as provided in the previous sentence.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

(b)

For purposes of the separate computation of gain or loss by each Member on the taxable disposition of Depletable Property, the amount realized from such disposition shall be allocated (i) first, to the Members in an amount equal to the Simulated Basis in such Depletable Property in proportion to the Members’ respective allocable shares thereof and (ii) second, any remaining amount realized shall be allocated consistent with the allocation of Simulated Gains.

(c)

The allocations described in this Section 6.5 are intended to be applied in accordance with the Members’ “interests in partnership capital” under Section 613A(c)(7)(D) of the Code; provided, that the Members acknowledge and agree that the Board may authorize special allocations of U.S. federal income Tax basis, income, gain, deduction or loss, as computed for U.S. federal income Tax purposes, in order to eliminate differences between Simulated Basis and adjusted U.S. federal income Tax basis with respect to Depletable Properties, in such manner as determined consistent with the principles outlined in Section 6.4(b). The provisions of this Section 6.5(c) and the other provisions of this Agreement relating to allocations under Code Section 613A(c)(7)(D) are intended to comply with Treasury Regulation Section 1.704-1(b)(4)(v) and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

(d)

Each Member, with the assistance of the Company, shall separately keep records of such Member’s share of the adjusted Tax basis in each Depletable Property, adjust such share of the adjusted Tax basis for any cost or percentage depletion allowable with respect to such property and use such adjusted Tax basis in the computation of such Member’s cost depletion or in the computation of such Member’s gain or loss on the disposition of such property by the Company. Upon the reasonable request of the Company, each Member shall advise the Company of such Member’s adjusted Tax basis in each Depletable Property and any depletion computed with respect thereto, both as computed in accordance with the provisions of this subsection for purposes of allowing the Company to make adjustments to the Tax basis of its assets as a result of certain transfers of interests in the Company or distributions by the Company. The Company may rely on such information and, if it is not provided by the applicable Member, may make such reasonable assumptions as it shall determine with respect thereto.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

6.6	Other Allocation Rules.

(a)

All items of income, gain, loss, deduction and credit allocable to an interest in the Company that may have been Transferred shall be allocated between the transferor and the transferee based on the portion of the Fiscal Year during which each was recognized as the owner of such interest, without regard to the results of Company operations during any particular portion of that year and without regard to whether cash distributions were made to the transferor or the transferee during that year; provided, however, that such allocation shall be made in accordance with a method permissible under Code Section 706 and the Treasury Regulations thereunder.

(b)

The Members’ proportionate shares of the “excess nonrecourse liabilities” of the Company, within the meaning of Treasury Regulation Section 1.752-3(a)(3), shall be allocated to the Members in any manner determined by the Board and permissible under the Treasury Regulations.

(c)

The definition of Capital Account set forth in Section 5.5(a) and the allocations set forth in Section 6.2, Section 6.3, Section 6.4, Section 6.5 and the preceding provisions of this Section 6.6 are intended to comply with the Treasury Regulations. If the Board determines that the determination of a Member’s Capital Account or the allocations to a Member are not in compliance with the Treasury Regulations, the Board is authorized to make any appropriate adjustments.

ARTICLE VII

TRANSFERS OF MEMBERSHIP INTERESTS

7.1	General Restrictions on Transfers of Membership Interests.

(a)	Transfers of Membership Interests otherwise permitted or required by this Agreement may be made only in compliance with Law.

(b)

For as long as the Company is a partnership for U.S. federal income Tax purposes, in no event may any Transfer of any Membership Interests by any Member be made if (i) such Transfer is effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code or (ii) if such Transfer would otherwise result in the Company being treated as a “publicly traded partnership,” as such term is defined in Section 7704(b) of the Code and the Treasury Regulations promulgated thereunder.

(c)

Transfers of Membership Interests may be made only in strict compliance with all applicable terms of this Agreement, and any purported Transfer of Membership Interests that does not so comply with all applicable terms of this Agreement shall be null and void and of no force or effect, and the Company shall not recognize or be bound by any such purported Transfer and shall not effect any such purported Transfer on the transfer books of the Company or Capital Accounts of the Members. The Members acknowledge and agree that the restrictions contained in this Article VII are fair and reasonable and in the best interests of the Company and the Members.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

(d)

A Member making a Transfer permitted by this Agreement shall (i) at least ten (10) Business Days before such Transfer, deliver to the Company an affidavit of non-foreign status with respect to such Member that satisfies the requirements of Section 1446(f)(2) of the Code, or (ii) no more than fifteen (15) Business Days following such Transfer, provide to the Company proof that the transferee Member has properly withheld and remitted to the Internal Revenue Service the amount of Tax required to be withheld upon the Transfer by Section 1446(f) of the Code.

7.2	Restrictions on Transfers of Units; Transfer of Commitments.

(a)

EnCap. A Transfer of Membership Interests held by EnCap may be made only if such Transfer complies with the provisions of Section 7.1 and Section 7.4. For the avoidance of doubt, no other restriction contained in this Article VII shall be deemed to restrict the right of EnCap to Transfer any Membership Interests.

(b)

Other Members. A Transfer of Membership Interests held by any Member (other than EnCap), including Fortis Operating, may be made only if (i) such Transfer complies with the provisions of Section 7.1 and (ii) such Transfer is made (A) in accordance with Section 7.3 or (B) with the prior written consent of the Board, which consent may be (1) withheld or given in the sole discretion of the Board and (2) conditioned on such matters as the Board so determines in its sole discretion (including making any such Transfer subject to a right of first refusal in favor of the Company or EnCap).

(c)

Transfer of Commitments. In addition to any Transfer of Series A Units that EnCap is permitted to make under this Article VII, EnCap may also Transfer all or a portion of its right to make Commitment Contributions in accordance with Section 5.2 that it has not yet funded so long as such transferee has sufficient remaining capital to fund such Commitment Contributions.

7.3	Drag-Along Rights.

(a)

At any time, if EnCap receives a Third-Party Offer for a Drag-Along Transaction that it desires to accept, it may require each other holder of Membership Interests to sell such holder’s Membership Interests or otherwise cause the Company to consummate such Drag-Along Transaction in accordance with this Section 7.3.

(b)

In connection with any such Drag-Along Transaction, all holders of Membership Interests entitled to consent thereto shall consent to and raise no objections against the consummation of the Drag-Along Transaction, and if the Drag-Along Transaction is structured as (i) a consolidation, merger, division or other business combination of the Company, or a

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

Transfer of all or substantially all of the assets of the Company, each holder of Membership Interests entitled to vote thereon shall vote in favor of the Drag-Along Transaction and shall waive and not exercise any appraisal rights or similar rights in connection with such consolidation, merger, division or other business combination or asset sale; or (ii) a Transfer of all or substantially all of the Membership Interests, each holder of Membership Interests shall agree to Transfer and shall Transfer all or substantially all of its Membership Interests in such Drag-Along Transaction, on the terms and conditions of such Drag-Along Transaction; provided, that, notwithstanding any consents referenced in this sentence, EnCap shall be entitled to cause a Drag-Along Transaction to be consummated in accordance with this Section 7.3 without the consent of any other Person. The holders of Membership Interests shall promptly take all necessary and desirable actions in connection with the consummation of the Drag-Along Transaction reasonably requested by EnCap, including the execution of such agreements and such other instruments and the taking of such other actions reasonably necessary to consummate such Drag-Along Transaction. The holders of Membership Interests shall be permitted to sell their respective Membership Interests pursuant to any Drag-Along Transaction without complying with any other provisions of this Article VII (other than this Section 7.3).

(c)	The obligations of the holders of Membership Interests pursuant to this Section 7.3 are subject to the following terms and conditions:

(i)

upon the consummation of the Drag-Along Transaction, each holder of Membership Interests shall receive the same proportion of the aggregate consideration from such Drag-Along Transaction that such holder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in Section 6.1 as in effect immediately prior to such Drag-Along Transaction and if a holder of Membership Interests receives consideration from such Drag-Along Transaction in a manner other than as contemplated by such rights and preferences or in excess of the amount to which such holder is entitled in accordance with such rights and preferences, then such holder shall take such action as is necessary so that such consideration shall be immediately reallocated among and distributed to the holders of Membership Interests in accordance with such rights and preferences;

(ii)

the Company shall bear the reasonable, documented costs incurred in connection with any Drag-Along Transaction (costs incurred by or on behalf of any holder of Membership Interests for such holder’s sole benefit shall not be considered costs of the Drag-Along Transaction) unless otherwise agreed by the Company and the

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

acquirer, in which case no holder of Membership Interests shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Drag-Along Transaction (excluding modest expenditures for postage, copies, and the like) and no holder of Membership Interests shall be obligated to pay any portion (or, if paid, such holder shall be entitled to be reimbursed by the Company for that portion paid) that is more than such holder’s pro rata share (based upon the amount of consideration received by such holder in the Drag-Along Transaction) of reasonable expenses incurred in connection with a consummated Drag-Along Transaction for the benefit of all holders of Membership Interests and are not otherwise paid by the Company or another Person;

(iii)

no holder of Membership Interests shall be required to provide any representations, warranties or indemnities under any agreements entered into in connection with the Drag-Along Transaction, other than (A) representations, warranties or indemnities relating to the business or condition of the Company Group for which the sole recourse is to consideration in escrow or holdback or by way of offset against amounts potentially payable in the future pursuant to earn-out rights or similar contractual arrangements; and (B) customary (including with respect to qualifications) several (and not joint) representations, warranties and indemnities concerning: (1) such holder’s valid title to and ownership of the Membership Interests, free and clear of all liens, claims and encumbrances (excluding those arising under securities Laws); (2) such holder’s authority, power and right to enter into and consummate the Drag-Along Transaction; (3) the absence of any violation, default or acceleration of any agreement to which such holder is subject or by which such holder’s assets are bound as a result of the Drag-Along Transaction; and (4) the absence of, or compliance with, any governmental or Third Party consents, approvals, filings or notifications required to be obtained or made by such holder in connection with the Drag-Along Transaction (and then only to the extent that each other holder of Membership Interests provides similar representations, warranties and indemnities with respect to the Membership Interests held by such holder of Membership Interests);

(iv)

consideration placed in escrow or held back shall be allocated among holders of Membership Interests such that if the Third Party making the offer for the Drag-Along Transaction ultimately is entitled to some or all of such escrow or holdback amounts, then the net ultimate proceeds received by such holders shall still comply with the intent of Section 7.3(c)(i) as if the ultimate resolution of such escrow or holdback had been known at the closing of the Drag-

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

Along Transaction, and the holders of the Membership Interests that received such consideration at the consummation of the Drag-Along Transaction shall, no later than twenty (20) Business Days following the determination that such Third Party is entitled to such escrow or holdback amounts, make such payments to each other as are required to give effect to this Section 7.3(c)(iv); and

(v)

if some or all of the consideration received in connection with the Drag-Along Transaction is other than cash, then such consideration shall be allocated as nearly as practicable in proportion to the aggregate proceeds received by each holder of Membership Interests and shall be deemed to have a dollar value equal to the Fair Market Value of such consideration.

(d)

Notwithstanding anything to the contrary in this Section 7.3, if the consideration proposed to be paid to the holders of Membership Interests in a Drag-Along Transaction includes securities with respect to which no registration statement covering the issuance of such securities has been declared effective under the Securities Act, then each holder of Membership Interests that is not then an Accredited Investor (without regard to Rule 501(a)(4) under the Securities Act) may be required, at the request and election of EnCap, to (i) at the cost of the Company, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to such requesting holder or (ii) accept cash in lieu of any securities such non-Accredited Investor would otherwise receive in an amount equal to the Fair Market Value of such securities as determined in the manner set forth in Section 7.3(c)(v).

(e)

EnCap, in connection with a proposed Drag-Along Transaction, shall have the right in connection with such a prospective transaction (or in connection with the investigation or consideration of any such prospective transaction) to require the Company to cooperate fully with potential acquirers in such prospective transaction by taking all customary and other actions reasonably requested by such holders or such potential acquirers, including making the Company’s properties, books and records, and other assets reasonably available for inspection by such potential acquirers, establishing a physical or electronic data room including materials customarily made available to potential acquirers in connection with such processes and making its employees reasonably available for presentations, interviews and other diligence activities, in each case subject to reasonable and customary confidentiality provisions. In addition, EnCap shall be entitled to take all steps reasonably necessary to carry out an auction of the Company, including selecting an investment bank, providing confidential information (pursuant to confidentiality agreements), selecting the winning bidder and negotiating the requisite documentation. The Company shall provide assistance with respect to such actions as reasonably requested.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

7.4	Right of First Offer on EnCap’s Units. Any Transfer of Units by EnCap (other than to a Permitted Transferee) shall be subject to the following procedure:

(a)

Prior to effecting a Transfer of Units to any Third Party, EnCap shall first provide a notice (the “Unit ROFO Notice”) to Fortis Operating offering to sell EnCap’s Units, which notice shall specify the amount of Units to be sold.

(b)

Within ten (10) Business Days after receiving the Unit ROFO Notice, Fortis Operating may elect (the “Unit ROFO Acceptance Notice”) to purchase, and shall thereafter be obligated to purchase, subject to the other provisions of this Section 7.4, EnCap’s Units at the purchase price (the “Unit ROFO Price”) and other terms and conditions set forth in the Unit ROFO Acceptance Notice or other terms agreed by EnCap and Fortis Operating, in the manner described in Section 7.4(d);

(c)

If (i) Fortis Operating does not deliver the Unit ROFO Acceptance Notice to EnCap within the ten (10) Business Day period set forth above, (ii) Fortis Operating affirmatively waives its right to purchase EnCap’s Units, or (iii) EnCap does not accept the Unit ROFO Price (or another price agreed upon between EnCap and Fortis Operating), then EnCap may Transfer its Units within the subsequent one hundred and twenty (120) day period to any Person (Y) at a price higher than the Unit ROFO Price, or (Z) on terms that, on the whole, are more favorable to EnCap (including certainty of financing, indemnification or other rights and obligations under a definitive document) than those included in the Unit ROFO Acceptance Notice; provided, however, that EnCap may in good faith make a determination in its sole discretion with respect to valuing consideration offered by Fortis Operating and any other Person for purposes of determinations pursuant to the foregoing clauses (Y) and (Z).

(d)

Any Transfer of EnCap’s Units to Fortis Operating pursuant to this Section 7.4 shall be made within ninety (90) days (or such longer time as may be required to obtain any governmental or other approvals or consents) of the delivery of Unit ROFO Acceptance Notice or on such other date and at such location as EnCap and Fortis Operating may agree in writing. Such Transfer shall be effected by EnCap’s delivery of EnCap’s Units, free and clear of all liens (other than restrictions imposed by the governing documents of the Company and securities laws), to Fortis Operating, against payment to EnCap of the Unit ROFO Price by Fortis Operating and on the terms and conditions specified in the applicable Unit ROFO Acceptance Notice.

7.5	Right of First Offer on the Company’s Assets. Any Transfer of the Company’s assets (the “ROFO Assets”) shall be subject to the following procedure:

(a)

Prior to effecting a Transfer of ROFO Assets to any Third Party, the Company shall first provide a notice (the “Asset ROFO Notice”) to Fortis Operating offering to sell the ROFO Assets, which notice shall specify the ROFO Assets to be sold;

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

(b)

Within ten (10) Business Days after receiving the Asset ROFO Notice, Fortis Operating may elect (the “Asset ROFO Acceptance Notice”) to purchase, and shall thereafter be obligated to purchase, subject to the other provisions of this Section 7.5, the ROFO Assets at the purchase price (the “Asset ROFO Price”) and other terms and conditions set forth in the Asset ROFO Acceptance Notice or other terms agreed by the Company and Fortis Operating, in the manner described in Section 7.5(d);

(c)

If (i) Fortis Operating does not deliver the Asset ROFO Acceptance Notice to the Company within the ten (10) Business Day period set forth above, (ii) Fortis Operating affirmatively waives its right to purchase the ROFO Assets, or (iii) the Company does not accept the Asset ROFO Price (or another price agreed upon between the Company and Fortis Operating), then the Company may Transfer its ROFO Assets within the subsequent one hundred and twenty (120) day period to any Person (Y) at a price higher than the Asset ROFO Price (Z) or on terms that, on the whole, are more favorable to the transferee of the ROFO Assets (including certainty of financing, indemnification or other rights and obligations under a definitive document) than those included in the Asset ROFO Acceptance Notice; provided, however, that the Company may in good faith make a determination in its sole discretion with respect to valuing consideration offered by Fortis Operating and any other Person for purposes of determinations pursuant to the foregoing clauses (Y) and (Z).

(d)

Any Transfer of the ROFO Assets to Fortis Operating pursuant to this Section 7.5 shall be made within ninety (90) days (or such longer time as may be required to obtain any governmental or other approvals or consents) of the delivery of Asset ROFO Acceptance Notice or on such other date and at such location as the Company and Fortis Operating may agree in writing. Such Transfer shall be effected by the Company’s delivery of the ROFO Assets, free and clear of all liens (other than restrictions imposed by the governing documents of the Company and securities laws), to Fortis Operating, against payment to the Company of the Asset ROFO Price by Fortis Operating and on the terms and conditions specified in the applicable Asset ROFO Acceptance Notice.

7.6

Specific Performance. Each Member acknowledges and agrees that it shall be inadequate or impossible, or both, to measure in money the damage to the Company or the Members, if any of them or any transferee or any legal representative of any party hereto fails to comply with any of the restrictions or obligations imposed by this Article VII, that every such restriction and obligation is material and that in the event of any such failure, the Company or the Members shall not have an adequate remedy at Law or in equity. Therefore, each Member consents to the issuance of an

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

injunction or the enforcement of other equitable remedies against such Member at the suit of an aggrieved party without the posting of any bond or other security, to compel specific performance of all of the terms of this Article VII and to prevent any Transfer of Membership Interests in contravention of this Article VII, and waives any defenses thereto, including the defenses of (a) failure of consideration, (b) breach of any other provision of this Agreement and (c) availability of relief in damages. Such injunctive and other equitable remedies shall not be exclusive, and shall be in addition to all other remedies available to an aggrieved party.

ARTICLE VIII

MANAGEMENT

8.1

Management Under Direction of the Board. The business and affairs of the Company shall be managed and controlled by a board of managers (the “Board,” and each member of the Board, a “Manager”), and the Board shall have full and complete discretion to manage and conduct the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary, advisable or appropriate to accomplish the purposes of the Company as set forth in Section 2.4. Notwithstanding the preceding sentence, no Manager in his or her individual capacity shall have the authority to manage the Company or approve matters relating to, or otherwise to bind the Company, such powers being reserved to the Managers acting pursuant to Section 8.2(e) through the Board and to such agents of the Company as designated by the Board.

8.2	Board of Managers.

(a)	Composition; Initial Managers. The Board shall initially consist of four Managers, designated as follows:

(i)	three designees of EnCap (each, an “EnCap Manager”), which as of the Effective Date shall be Douglas E. Swanson, Jr., D. Martin Phillips and Brooks C. Despot.

(ii)	one designee of Fortis Operating (the “Fortis Manager”), which as of the Effective Date shall be Chris H. Transier.

EnCap shall be entitled to assign its right to designate one or more Managers that EnCap is entitled to designate pursuant to this Section 8.2(a) to any Person in connection with the Transfer by EnCap to such Person of all or any portion of the Series A Units held by EnCap or all or any portion of EnCap’s right to make unfunded Commitment Contributions. Each Manager shall serve in such capacity until such Manager’s successor has been elected and qualified or until such individual’s death, resignation or removal. The members of the Board shall be “managers” within the meaning of the Act. The number of Managers may be increased or decreased from time to time by the Board.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

(b)

Removal. Any Manager may be removed with or without cause only by consent of the Members entitled to designate such Manager. The removal of a Manager who is also a Member shall not affect such Manager’s rights as a Member and shall not constitute the Resignation of such Member.

(c)

Resignations. Any Manager may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein or, if no time is specified, at the time of its receipt by the Company. The acceptance of a Manager’s resignation shall not be necessary to make it effective unless expressly so provided in such resignation.

(d)

Vacancies. In the event that a vacancy is created on the Board by the death, disability, retirement, resignation or removal of any Manager, such vacancy shall be filled as provided under Section 8.2(a). A Member or group of Members entitled to designate a Manager may do so at any time by written notice to the Company.

(e)

Votes per Manager; Quorum; Required Vote for Board Action. Each Manager shall have one vote; provided, however, that an EnCap Manager shall be entitled to cast more than one vote under the following circumstances: (i) if any of the EnCap Managers are not present at such meeting, then the EnCap Manager(s) present at the meeting shall be given an aggregate number of additional votes equal to the number of votes attributable to the number of EnCap Managers absent (such absent EnCap Manager(s) shall be deemed to have given a proxy to vote at such meeting to any other EnCap Manager who is present at such meeting and is designated by EnCap) or (ii) if there are any vacancies in the EnCap Managers, then the EnCap Manager(s) shall be given an aggregate number of additional votes equal to the number of votes attributable to the number of vacancies of the EnCap Managers (for example, if EnCap has designated only one of its three Managers, then such EnCap Manager may cast a total of three votes on matters presented to the Board). Unless otherwise required by this Agreement, Managers having a majority of the votes, including at least one EnCap Manager, either present (in person or by teleconference) or represented by proxy, shall constitute a quorum for the transaction of business at a meeting of the Board. A single EnCap Manager shall, for quorum purposes, count as three votes. Actions by the Board shall require the vote or consent of Managers having at least a majority of the votes cast on such matter, including at least one EnCap Manager.

(f)

Place of Meetings; Order of Business. The Board may hold its meetings and may have an office and keep the books of the Company, except as otherwise provided by Law, in such place or places, within or without the State of Delaware, as the Board may from time to time determine by resolution. At all meetings of the Board, business shall be transacted in such order as shall from time to time be determined by resolution of the Board.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

(g)	Regular Meetings. Regular meetings of the Board shall be held at such times and places as shall be designated from time to time by resolution of the Board.

(h)	Special Meetings. Special meetings of the Board may be called by any Managers having at least two votes, including at least one EnCap Manager.

(i)

Compensation; Reimbursement. Unless otherwise approved unanimously by the Board, no Manager shall receive any compensation for serving on the Board. Each Manager shall be entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with carrying out such Manager’s duties as a member of the Board.

(j)

Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board or any Committee may be taken without a meeting and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by Managers having not fewer than the minimum number of votes that would be necessary to take the action at a meeting of the Board or any Committee at which all Managers entitled to vote on the action were present (in person or by teleconference) or represented by proxy and voted, and must include at least one EnCap Manager. Notice of actions taken by written consent in lieu of a meeting of the Board or any Committee shall be delivered to each Manager as promptly as reasonably practicable following the date the requisite consent is obtained. To be effective any document that is intended to evidence the written consent of the Board or of any Committee must expressly state that it is a written consent of the Board or of such Committee, as applicable. For the avoidance of doubt, a copy of a written consent bearing an original signature delivered by facsimile transmission or by electronic mail in portable document format (PDF) or similar means of electronic delivery shall have the same effect as a paper document bearing an original signature.

(k)

Telephonic Conference Meeting. Subject to the requirement for notice of meetings, Managers may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a Manager participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(l)

Waiver of Notice Through Attendance. Attendance of a Manager at any meeting of the Board (including by telephone) shall constitute a waiver of notice of such meeting, except where such Manager attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened and notifies the other Managers at such meeting of such purpose.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

(m)

Reliance on Books, Reports and Records. Each Manager shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or reports made to the Company by any of its Officers or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board, or in relying in good faith upon other records of the Company.

(n)

Committees. The Board may establish by resolution committees of the Board (each, a “Committee”), with each such Committee being composed of one or more Managers; provided, that each Committee shall have at least one EnCap Manager as a member. Any such designated Committee shall have and may exercise such of the powers and authority of the Board in the management of the business and affairs of the Company as are specified in this Agreement or as shall be otherwise determined from time to time by resolution of the Board. In addition, such Committee or Committees shall have such other limitations of authority as may be determined from time to time by resolution of the Board.

(o)

Subsidiaries. EnCap shall have the right to designate at least one director (or the equivalent thereof) of any Subsidiary, if such Subsidiary is managed by directors (or the equivalent thereof), and any actions by the board (or the equivalent thereof) of any Subsidiary shall require a majority of the votes cast on such matter, including at least one vote from a EnCap designee, if any.

8.3	Officers.

(a)

Generally. The Company may have such officers (the “Officers”) as the Board in its discretion may appoint, and such Officers shall have the power, authority and duties described by resolution of the Board. In the absence of a specific delegation of authority to an Officer by the Board, such Officer shall have such authority as is normally exercised by an officer of a Delaware corporation having the same title as such Officer. The Board may remove any Officer with or without cause at any time; provided, however, that such removal shall be without prejudice to the contractual rights, if any, of the Officer so removed. Election or appointment of an Officer shall not of itself create contractual rights. Any such Officers may, subject to the general direction of the Board, have responsibility for the management of the normal and customary day-to-day operations of the Company, and act as “agents” of the Company in carrying out such activities. The Officers may be compensated on such terms as are determined by the Board. Any Officer may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein or, if no time is specified, at

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation. In the event an Officer is removed from his or her position in accordance with this Section 8.3(a) or dies, becomes disabled or resigns, a replacement for such Person may only be appointed by the Board.

(b)

General Authority of Officers. Except as otherwise expressly provided in this Agreement or as otherwise provided in the Fortis Management Services Agreement, the Officers shall have delegated authority for conducting the day-to-day business of the Company solely as determined in writing by the Board.

8.4

Members. Except for (a) non-waivable provisions of the Act and (b) EnCap’s right to cause the Company to take action, or to refrain from taking action, with respect to certain agreements and other matters pursuant to this Agreement, no Member, in its capacity as a Member, shall have any power or authority to manage the business or affairs of the Company, to bind the Company or enter into agreements on behalf of the Company or to vote on any matters. Any matter requiring the consent or approval of any of the Members pursuant to this Agreement may be taken without a meeting, without prior notice and without a vote, by a consent in writing, setting forth such consent or approval, and signed by the holders of not less than the number of outstanding Units necessary to consent to or approve such action. Prompt notice of such consent or approval shall be given by the Company to those Members who have not joined in such consent or approval.

8.5

Certain Decisions Requiring Member Approval. Notwithstanding anything to the contrary in this Agreement, without the prior written consent of the Fortis Manager, neither the Company nor any Subsidiary of the Company shall at any time enter into or engage in any transaction or agreement, including a transaction that constitutes an Exit Event, with an Affiliate of EnCap, other than any Transfer by EnCap of its Membership Interests to a Permitted Transferee.

8.6	Acknowledgement Regarding Outside Businesses and Opportunities.

(a)

Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, the Company and each Member acknowledge and agree each Member and its Affiliates (x) has made, prior to the Effective Date, and are expected to make, on and after the Effective Date, investments (by way of capital contributions, loans or otherwise) in and (y) have engaged, prior to the Effective Date, and are expected to engage, on and after the Effective Date, in other transactions with and with respect to, in each case, businesses and assets that directly or indirectly compete with the business of the Company and its Subsidiaries as conducted from time to time or as expected to be conducted from time to time (“Other Businesses”). Except as otherwise expressly set forth in Section 8.6(b), the Company and each Member acknowledge and agree that (i) any

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

involvement, engagement or participation of any Member or its Affiliates (including any EnCap Manager or Fortis Manager) in any Other Business, even if competitive with the Company and its Subsidiaries, shall not be deemed wrongful or improper or to violate any duty express or implied under Law, (ii) no Member or its Affiliates shall be prohibited by virtue of its investments in the Company or any of its employees serving as a Manager from pursuing and engaging in Other Businesses, (iii) none of the Members, nor the Company nor any of their respective Affiliates shall acquire, or be provided with an option or other opportunity to acquire, any interest or participation in any Other Business as a result of the participation of any Member or its Affiliates in any Other Business, (iv) each of the Members and the Company expressly waives, to the fullest extent permitted by Law, any and all rights to claim that the participation of any Member or its Affiliates in an Other Business breaches any duty owed by such Person to any Member, the Company, or any of their respective Affiliates or to assert that any such involvement in any Other Business constitutes a conflict of interest by such Member or any of its Affiliates with respect to any other Member, the Company or any of their respective Affiliates, (v) none of the Members, their respective Affiliates, nor their respective officers, directors, managers or employees (including any such Persons serving as a Manager) shall be obliged to inform the Company of any Other Business or any option or other opportunity with respect to any Other Business.

(b)

The Company and each Member renounce any interest, expectancy, co-participation rights or other rights in or to any business opportunity, transaction or other matter in which any Member participates or desires or seeks to participate (each, a “Business Opportunity”) that either (i) is not within the purposes of the Company as set forth in Section 2.4 or (ii) is within such purposes of the Company but is not a Business Opportunity that (A) is presented to an EnCap Manager or Fortis Manager solely in such individual’s capacity as a Manager (whether at a meeting of the Board or otherwise) and with respect to which EnCap or Fortis had not previously independently received notice or was not otherwise previously pursuing or aware of such Business Opportunity or (B) is identified to an EnCap Manager or Fortis Manager solely through the disclosure of information by or on behalf of the Company to such Manager and with respect to which EnCap or Fortis had not previously independently received notice or was not otherwise previously pursuing or aware of such Business Opportunity (each Business Opportunity renounced by the Company and the Members under this Section 8.6(b) is referred to as a “Renounced Business Opportunity”). No Member nor any of its Affiliates, including any Manager appointed by such Member, shall have any obligation to communicate or offer any Renounced Business Opportunity to the Company, and each Member and any such Affiliate may pursue for itself or direct, sell, assign or transfer to a Person other than the Company any Renounced Business Opportunity. For the avoidance of doubt, Fortis Operating may, but shall not be required to, present to the Company any Business Opportunities involving the acquisition of Mineral Interests.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

(c)

The Company and each Member acknowledge and agree that any claims, actions, rights to sue, other remedies or other recourse to or against any Member, any M&M Covered Person or any of their respective Affiliates for or in connection with any Other Business, whether arising in common Law or equity or created by rule of Law, statute, constitution, contract (including this Agreement and each other Transaction Document) or otherwise, are expressly released and waived by the Company and each Member, in each case to the fullest extent permitted by Law; provided, that nothing in this Section 8.6(c) shall constitute a release or waiver by the Company or the other Members of a claim for breach of Section 10.4 of this Agreement.

8.7

Amendment, Modification or Repeal. Any amendment, modification or repeal of Section 8.6, or any provision thereof, shall be prospective only and shall not in any way affect the limitations on the liability of the applicable Members or any of their respective Affiliates under such provisions as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted. Any amendment, modification or repeal of Section 8.6, or any provision thereof or relating thereto shall require the prior written consent of each Member.

ARTICLE IX

LIMITATION OF LIABILITY AND INDEMNIFICATION

9.1	Duties of Members and Managers; Limitation of Member and Manager Liability; Member and Manager Indemnification.

(a)

No Member, in such Person’s capacity as a Member, shall have any fiduciary or other duty to the Company, any other Member, any Manager or any other Person that is a party to or is otherwise bound by this Agreement other than, to the extent required by Law, the implied contractual covenant of good faith and fair dealing.

(b)

No Manager, in his or her capacity as a Manager, shall have any fiduciary or other duty to the Company, any Member, any other Manager or any other Person that is a party to or is otherwise bound by this Agreement, other than, to the extent required by Law, the implied contractual covenant of good faith and fair dealing. To the extent requested by the Board, the Company shall purchase customary D&O insurance for the Managers in an amount determined by the Board.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

(c)

To the maximum extent permitted by Law and notwithstanding anything to the contrary in this Agreement, whenever a Member (including EnCap), in such Person’s capacity as a Member, or a Manager, in his or her capacity as a Manager, is permitted or required to make, grant or take a determination, decision, consent, vote, judgment or action or omit to take or make any of the foregoing (whether or not such determination, decision, consent, vote, judgment or action is stated to be at such Member’s or Manager’s “discretion,” “sole discretion” or under a grant of similar authority or latitude), such Member or Manager shall be entitled to consider only such interests and factors, including its, his or her own, as he, she or it desires, and, in the case of any Manager appointed to the Board by a Member, such interests and factors as such Member desires, and shall have no duty or obligation to give any consideration to any other interest or factors whatsoever.

(d)

To the maximum extent permitted by Law, no M&M Covered Person shall, in such Person’s capacity as an M&M Covered Person, be liable to the Company or to any other Member for losses sustained or liabilities incurred as a result of any act or omission (in relation to the Company, any transaction, any investment or any business decision or action, including for breach of duties including fiduciary duties) taken or omitted by such M&M Covered Person, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such act or omission, and taking into account the acknowledgments and agreements set forth in this Agreement, such M&M Covered Person engaged in a bad faith violation of the implied contractual covenant of good faith and fair dealing. The Company and each Member acknowledge and agree that any claims against, actions, rights to sue, other remedies or other recourse to or against the M&M Covered Persons for or in connection with any such act or omission, are in each case expressly released and waived by the Company and each Member, to the fullest extent permitted by Law, as a condition of, and as part of the consideration for, the execution of this Agreement, the other Transaction Documents and any related agreement, and the incurring by the Members of the obligations provided in such agreements.

(e)

Each M&M Covered Person, shall, in such Person’s capacity as an M&M Covered Person, be indemnified and held harmless by the Company (but only to the extent of the Company’s assets), to the fullest extent permitted by Law, from and against any and all loss, liability and expense (including Taxes; penalties; judgments; fines; amounts paid or to be paid in settlement; costs of investigation and preparations; and fees, expenses, and disbursements of attorneys, whether or not the dispute or proceeding involves the Company or any Manager, Officer or Member) reasonably incurred or suffered by any such M&M Covered Person in connection with the activities of the Company; provided, that any such M&M Covered Person shall not be so indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which such M&M

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

Covered Person is seeking indemnification or seeking to be held harmless hereunder, and taking into account the acknowledgments and agreements set forth in this Agreement, such M&M Covered Person engaged in a bad faith violation of the implied contractual covenant of good faith and fair dealing. An M&M Covered Person shall not be denied indemnification in whole or in part under this Section 9.1(e) because such M&M Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(f)

Any M&M Covered Person acting for, on behalf of or in relation to the Company in respect of any transaction, investment, business decision or action, or otherwise, shall be entitled to rely on the provisions of the documents related to such transaction and on the advice of counsel, accountants and other professionals that are provided to the Company or such M&M Covered Person, and such M&M Covered Person shall not be liable to the Company or to any Member for such M&M Covered Person’s reliance on any Transaction Document or such advice. Each M&M Covered Person, in such Person’s capacity as an M&M Covered Person, may rely, and shall incur no liability in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, paper, document, signature or writing reasonably believed by such M&M Covered Person to be genuine, and may rely on a certificate signed by an officer, agent or representative of any Person in order to ascertain any fact with respect to such person or within such Person’s knowledge, in each case unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such reliance, action or inaction, such M&M Covered Person acted in bad faith.

(g)

The Company and each Member acknowledge and agree that certain of the M&M Covered Persons (“EnCap Indemnitees”) have certain rights to indemnification, advancement of expenses or insurance provided by EnCap or certain of its Affiliates (collectively, the “EnCap Indemnitors”). The Company and each Member acknowledge and agree that: (i) to the extent permitted by Law and as required by the terms of this Agreement and the Certificate (or by the terms of any other agreement between the Company and an EnCap Indemnitee), (A) the Company is the indemnitor of first resort (i.e., its obligations to each EnCap Indemnitee are primary and any obligation of the EnCap Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any EnCap Indemnitee are secondary) in relation to the Company and (B) the Company shall be required to advance the full amount of expenses incurred by an EnCap Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement, without regard to any rights that an EnCap Indemnitee may have against the EnCap

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

Indemnitors and (ii) the Company irrevocably waives, relinquishes and releases the EnCap Indemnitors from any and all claims for contribution, subrogation or any other recovery of any kind in respect of any of the matters described in clause (i) of this sentence for which any EnCap Indemnitee has received indemnification or advancement from the Company. The Company further acknowledges and agrees that no advancement or payment by the EnCap Indemnitors on behalf of any EnCap Indemnitee with respect to any claim for which an EnCap Indemnitee has sought indemnification from the Company shall affect the foregoing and that the EnCap Indemnitors shall have a right of contribution or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such EnCap Indemnitee against the Company. The Company and each Member acknowledge and agree that the EnCap Indemnitors are express third-party beneficiaries of the terms of this Section 9.1(g).

(h)

Notwithstanding any other provision of this Section 9.1, or as may otherwise be agreed by the Company, an M&M Covered Person shall not be entitled to indemnification under this Section 9.1 with respect to any proceeding initiated by such M&M Covered Person (other than a proceeding by such M&M Covered Person (i) to enforce such M&M Covered Person’s rights under this Agreement or (ii) to enforce any other of such M&M Covered Person’s rights to indemnification, advancement or contribution from the Company under any other contract or under statute or other Law), including any counterclaims defended by such M&M Covered Person in connection with such proceeding, unless the initiation of such proceeding or making of such claim shall have been approved by the Board.

9.2	Duties of Officers; Indemnification of Officers.

(a)

Each Officer (in such Person’s capacity as an Officer) shall have the same fiduciary duties that an officer of the Company would have if the Company were a corporation organized under the Laws of the State of Delaware, and the Company and its Members shall have the same rights and remedies in respect of such duties as if the Company were a corporation organized under the Laws of the State of Delaware and the Members were its stockholders.

(b)

Each Management Covered Person, in the capacity as a Management Covered Person, shall be indemnified and held harmless by the Company (but only to the extent of the Company’s assets), as if the Company were a corporation organized under the Laws of the State of Delaware and to the fullest extent permitted under Section 145 of the General Corporation Law of the State of Delaware as in effect on the Effective Date (but including any expansion of rights to indemnification thereunder from and after the date of this Agreement), from and against any and all loss, liability and expense (including Taxes; penalties; judgments; fines; amounts paid or to be paid in settlement; reasonable costs of investigation and preparations

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

suffered by any such Management Covered Person; and reasonable fees, expenses, and disbursements of attorneys, whether or not the dispute or proceeding involves the Company or any Manager, Officer or Member) incurred or suffered by any such Management Covered Person in connection with the activities of the Company. A Management Covered Person shall not be denied indemnification in whole or in part under this Section 9.2 because such Management Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(c)

Any Management Covered Person acting for, on behalf of or in relation to the Company in respect of any transaction, investment, business decision or action, or otherwise, shall be entitled to rely on the provisions of the documents related to such transaction and on the advice of counsel, accountants and other professionals that are provided to the Company or such Management Covered Person, and such Management Covered Person shall not be liable to the Company or to any Member for such Management Covered Person’s reliance on any Transaction Document or such advice. Each Management Covered Person, in such Person’s capacity as a Management Covered Person, may rely, and shall incur no liability in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, paper, document, signature or writing reasonably believed by it to be genuine, and may rely on a certificate signed by an officer, agent or representative of any Person in order to ascertain any fact with respect to such person or within such Person’s knowledge, in each case unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction (or arbitral tribunal) determining that, in respect of such reliance, action or inaction, such Management Covered Person acted in bad faith or with gross negligence, engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that such Management Covered Person’s conduct was unlawful.

(d)

Notwithstanding any other provision of this Section 9.2, or as may otherwise be agreed by the Company, a Management Covered Person shall not be entitled to indemnification under this Section 9.2 with respect to any proceeding initiated by such Management Covered Person (other than a proceeding by such Management Covered Person (i) to enforce such Management Covered Person’s rights under this Agreement or (ii) to enforce any other of such Management Covered Person’s rights to indemnification, advancement or contribution from the Company under any other contract or under statute or other Law), including any counterclaims defended by such Management Covered Person in connection with such proceeding, unless the initiation of such proceeding or making of such claim shall have been approved by the Board.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

9.3

Advance of Expenses. Reasonable, documented expenses incurred by a Covered Person for which such Covered Person could reasonably be expected to be entitled to indemnification under this Agreement in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided, however, that any such advance shall be made only if the Covered Person delivers a written affirmation by such Covered Person of such Covered Person’s good faith belief that such Covered Person is entitled to indemnification hereunder and such Covered Person’s agreement to repay all amounts so advanced if it shall ultimately be determined that such Covered Person is not entitled to be indemnified hereunder.

9.4

Procedure for Indemnification. Any indemnification or advance of expenses under this Article IX shall be made only against a written request therefor submitted by or on behalf of the Person seeking indemnification or advance. All expenses (including reasonable attorneys’ fees) incurred by such Person in connection with successfully establishing such Person’s right to indemnification or advance of expenses under this Article IX, in whole or in part, shall also be indemnified by the Company.

9.5

Multiple Rights to Indemnification. If any Person is both an M&M Covered Person and a Management Covered Person with respect to any loss, liability or expense (including Taxes; penalties; judgments; fines; amounts paid or to be paid in settlement; costs of investigation and preparations suffered by any such Person; and reasonable fees, expenses, and disbursements of attorneys, whether or not the dispute or proceeding involves the Company or any Manager or Member), such Person shall be entitled to be indemnified for such loss, liability or expense to the greatest extent that either an M&M Covered Person or a Management Covered Person is entitled to indemnification for such matters under this Agreement; provided, however, that, for the avoidance of doubt, an Officer who is also an M&M Covered Person as a result of his or her status as a Member, Manager or member of another class of Persons who are M&M Covered Persons, shall not be entitled to be indemnified or released from liability as an M&M Covered Person under Section 9.1 for any action taken or omitted to be taken in such Person’s capacity as an Officer or for any other matter relating to such Person’s status as an Officer.

9.6	Company Obligations; Indemnification Rights.

(a)

The obligations of the Company to the Covered Persons provided in this Agreement or the Certificate, or arising under Law, are solely the obligations of the Company, and no personal liability whatsoever shall attach to, or be incurred by, any Covered Person, including any Member for such obligations, to the fullest extent permitted by Law. Where the foregoing provides that no personal liability shall attach to or be incurred by a Covered Person, any claims against or recourse to such Covered Person for or in connection with such liability, whether arising in common Law or

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

equity or created by rule of Law, statute, constitution, contract or otherwise, are expressly released and waived under this Agreement, to the fullest extent permitted by Law, as a condition of, and as part of the consideration for, the execution of this Agreement and any related agreement, and the incurring by the Company of the obligations provided in such agreements.

(b)

The rights to indemnification and advancement of expenses provided by this Article IX shall be deemed to be separate contract rights between the Company and each Covered Person who serves in any such capacity at any time while these provisions are in effect, and no repeal or modification of any of these provisions shall adversely affect any right or obligation of such Covered Person existing at the time of such repeal or modification with respect to any state of facts then or previously existing or any proceeding previously or thereafter brought or threatened based, in whole or in part, upon any such state of facts.

(c)

The rights to indemnification and advancement of expenses provided by this Article IX shall not be deemed exclusive of any other indemnification or advancement of expenses to which a Covered Person seeking indemnification or advancement of expenses may be entitled.

(d)

The rights to indemnification and advancement of expenses provided by this Article IX to any Covered Person shall inure to the benefit of the heirs, executors and administrators of such Covered Person.

(e)

Notwithstanding anything in this Agreement to the contrary, nothing in this Article IX shall limit or waive any claims against, actions, rights to sue, other remedies or other recourse the Company, any Member (including EnCap) or any other Person may have against any Member, Manager or Officer for a breach of contract claim relating to any binding agreement.

9.7

Insurance. The Company may maintain insurance (including directors’ and officers’ insurance), at its expense, to protect each Manager and Officer of the Company, and the Company may maintain such insurance to protect itself and any Covered Person or other Member of the Company, in each case against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under the Act. Notwithstanding anything to the contrary in this Article IX, the Company shall use any proceeds from any such insurance to satisfy any and all loss, liability and expense incurred by a Covered Person prior to the indemnification of such Covered Person pursuant this Article IX.

9.8

Release of Members. Each Member acknowledges and agrees that it is not relying upon any other Member or any of such other Member’s Affiliates, or any of such other Member’s or such other Member’s Affiliates’ respective stockholders, partners, members, directors, officers, managers, liquidators or employees (collectively, the “Released Persons”), in making its investment or decision to

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

invest in the Company or in monitoring such investment, and each Member acknowledges and agrees that any claims against, actions, rights to sue, other remedies or other recourse to or against any Released Person for or in connection with such investment are expressly released and waived by each Member, in each case to the fullest extent permitted by Law; provided, however, that nothing in this Section 9.8 shall be deemed to (a) limit or waive any rights that any Person has for breach of contract under the terms of the Transaction Documents or (b) apply to any proceeding or dispute with respect to a Person’s employment agreement or employment relationship with the Company or its Affiliates. For the avoidance of doubt, the Company shall not be deemed to have waived or released any of its rights against any Released Person for a breach of such Released Person’s obligations to the Company pursuant to the Transaction Documents. For purposes of this Section 9.8, none of the members of the Company Group shall be deemed to be Affiliates of any Released Person.

ARTICLE X

CERTAIN AGREEMENTS OF THE COMPANY AND MEMBERS

10.1

Financial Reports and Access to Information. Each Member shall be entitled to receive such information as such Member or its advisors may reasonably request from the Company. The Company shall permit each Member and its representatives, at the sole risk of such Persons, to visit and inspect any of the properties of the Company and its Subsidiaries, including its books of account and other records (and make copies of and take extracts from such books and records), and to discuss all aspects of its business, affairs, finances and accounts with the Company’s and its Subsidiaries’ officers and its independent public accountants, all at such reasonable times during the Company’s and such Subsidiaries’ usual business hours and as often as any such Person may reasonably request, and to consult with and advise management of the Company and its Subsidiaries, upon reasonable notice at reasonable times from time to time, on all matters relating to the operation of the Company and its Subsidiaries. Any information received by a Member pursuant to this Section 10.1 shall be subject to the provisions of Section 10.4.

10.2

Maintenance of Books. The Company shall keep or cause to be kept at its principal office complete and accurate books and records of the Company, including Schedule I and Schedule II, supporting documentation of the transactions with respect to the conduct of the Company’s business and minutes of the proceedings of the Board and any of the Members. The Company’s financial books and records shall be maintained on a successful efforts accounting basis unless otherwise agreed by the entire Board. The records shall include complete and accurate information regarding the state of the business and financial condition of the Company; a copy of the Certificate and this Agreement and all amendments thereto; a current list of the names and last known business, residence or mailing addresses of all Members; and the Company’s federal, state and local Tax Returns for the Company’s six most recent Tax years.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

10.3

Accounts. The Company shall establish one or more separate bank and investment accounts and arrangements for the Company, which shall be maintained in the Company’s name with financial institutions and firms that the Board may determine. The Company may not commingle the Company’s funds with the funds of any Member.

10.4	Information.

(a)

No Member shall be entitled to obtain any information relating to the Company except as expressly provided in this Agreement or to the extent required by the Act; and to the extent a Member is so entitled to, or otherwise receives, any information relating to the Company, such Member and such information shall be subject to the provisions of Section 10.4(b). Except as expressly provided in this Agreement, no Member shall be entitled to obtain any information relating to the Company described in Section 18-305 of the Act.

(b)

Each Member agrees that all Confidential Information shall be kept confidential by such Member and shall not be disclosed by such Member in any manner whatsoever; provided, however, that any of such Confidential Information may be disclosed (i) to such Member’s Affiliates, to Persons who are (or who are prospective) beneficial owners of Equity Interests in such Member or its Affiliates and to managers, directors, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers and financial advisors) of such Member and of such Member’s Affiliates (collectively, for purposes of this Section 10.4(b), “Representatives”), each of which Representatives shall have agreed to be bound by the provisions of this Section 10.4(b), and that such Member shall be responsible for a breach of this Section 10.4(b) by any of its Representatives as if such Representative were a party hereto; (ii) to the extent to which the Company consents in writing; (iii) to the extent not in violation of Law, if disclosure is by EnCap or its Affiliates or Representatives with respect to the terms of EnCap’s investment in the Company pursuant to this Agreement and the performance of that investment (whether in EnCap’s or its Affiliate’s fundraising materials or otherwise); (iv) by a Member or Representative to the extent reasonably necessary in connection with such Member’s enforcement of such Member’s rights under this Agreement; (v) to the extent required pursuant to applicable securities Laws or the rules of any applicable stock exchange; or (vi) by any Member or Representative to the extent that (A) the Member or Representative has received advice from such Person’s counsel that it is legally compelled to do so or (B) with respect to EnCap, the Member or Representative is compelled by Law or required or requested by subpoena or request from a court, regulator or a stock exchange to do so; provided, that, prior to making such disclosure, the Member or Representative, as the case may be, uses reasonable efforts to preserve the confidentiality of the

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

Confidential Information, including consulting with the Company regarding such disclosure prior to such disclosure and, if reasonably requested by the Company, assisting the Company, at the Company’s expense, in seeking a protective order to prevent the requested disclosure.

(c)

The obligations of a Member pursuant to this Section 10.4 shall continue following the time such Person ceases to be a Member, but thereafter such Person shall not have the right to enforce the provisions of this Agreement. Each Member acknowledges and agrees that disclosure of Confidential Information in violation of this Section 10.4 may cause irreparable damage to the Company and the Members for which monetary damages are inadequate, difficult to compute, or both. Accordingly, each Member consents to the issuance of an injunction or the enforcement of other equitable remedies against such Member at the suit of an aggrieved party without the posting of any bond or other security, in order to compel specific performance of all of the terms of this Section 10.4. Such injunctive and other equitable remedies shall not be exclusive and shall be in addition to all other remedies available to an aggrieved party.

(d)	Notwithstanding the preceding provisions of this Section 10.4 or any other provision of this Agreement:

(i)

No individual shall be prevented from, nor shall an individual be criminally or civilly liable under any federal or state trade secret Law for, making a disclosure of trade secrets or other confidential information that is: (A) made (x) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and (y) solely for the purpose of reporting or investigating a suspected violation of Law; or (B) made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and

(ii)

An individual who files a lawsuit for retaliation by an employer for reporting of a suspected violation of Law may disclose a trade secret to such individual’s attorney and use the trade secret information in the court proceeding if the individual: (A) files any document containing the trade secret under seal, and (B) does not disclose the trade secret, except pursuant to court order.

ARTICLE XI

TAXES

11.1

Tax Returns. The Company shall prepare and timely file all U.S. federal, state and local and non-U.S. Tax Returns required to be filed by the Company. Unless otherwise agreed by the Board, any income Tax Return of the Company shall be prepared by an independent public accounting firm of recognized national standing selected by the Board. Each Member shall furnish to the Company all pertinent

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

information in such Member’s possession relating to the Company’s operations that is necessary to enable the Company’s Tax Returns to be timely prepared and filed. The Company shall deliver to each Member the following schedules and Tax Returns: (a) within sixty (60) days after the end of each Fiscal Year, a draft Schedule K-1 and (b) within seventy-five (75) days after the end of each Fiscal Year, a final Schedule K-1, along with copies of all other federal, state or local income Tax Returns or reports filed by the Company for the previous Fiscal Year as may be required as a result of the operations of the Company. The Company shall also provide (i) EnCap, within forty-five (45) days after the end of the Company’s third fiscal quarter of each Fiscal Year, with an estimate of its share of the Company’s taxable income for such Fiscal Year, including an estimate of state and local apportionment information, and, (ii) to the extent reasonably available, such other information as a Member may reasonably request for purposes of complying with applicable Tax reporting requirements. The Company shall bear the costs of the preparation and filing of such Company Tax Returns and forms.

11.2

Tax Partnership. It is the intention of the Members that the Company be classified as a partnership for U.S. federal income Tax purposes. Neither the Company nor any Member shall make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of state Law or to be classified as other than a partnership pursuant to Treasury Regulation Section 301.7701-3.

11.3 Tax Elections. The Company shall make the following elections on the appropriate forms or Tax Returns:

(a)	to adopt the calendar year as the Company’s fiscal year, if permitted under the Code;

(b)	to adopt the accrual method of accounting for U.S. federal income Tax purposes;

(c)	to deduct when paid or incurred intangible drilling and development costs for U.S. federal income Tax purposes;

(d)	to elect to amortize the organizational expenses of the Company as permitted by Code Section 709(b);

(e)	to elect, pursuant to Section 754 of the Code, to apply the basis adjustment rules contained in Section 734(b) and 743(b) of the Code; and

(f)	any other election the Board may deem appropriate and in the best interests of the Company.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

11.4

Company Representative. The Board may appoint and replace a Company Representative and authorize the Company Representative to take any and all actions determined by the Board and permissible under the Partnership Tax Audit Rules. Pursuant to Section 13.5(c), the Board shall have the authority to amend this Section 11.4 to give effect to the provisions of the Partnership Tax Audit Rules and each Member shall be bound by the provisions of any such amendment. The Company authorizes the Company Representative to appoint a designated individual to act on behalf of the Company Representative. The Company Representative is authorized to take such actions and to execute and file all statements and forms on behalf of the Company that are approved by the Board and are permitted or required by the applicable provisions of the Partnership Tax Audit Rules (including a “push-out” election under Section 6226 of the Code or any analogous election under state or local Tax Law). The Company Representative shall act in good faith to keep the Members informed as to the status of any audit of the Company’s Tax affairs. Each Member shall cooperate with the Company Representative and to do or refrain from doing any or all things requested by the Company Representative (including paying any and all resulting Taxes, additions to Tax, penalties and interest in a timely fashion) in connection with any examination of the Company’s affairs by any federal, state or local Tax authorities, including resulting administrative and judicial proceedings. No Member shall have any claim against the Company Representative, any Manager or the Company for any actions taken (or any failures to take action) by such Persons in good faith pursuant to this Section 11.4 or Section 6.1(h). Any reasonable, documented cost or expense incurred by the Company Representative in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company. Notwithstanding anything to the contrary in this Section 11.4, (i) without first obtaining the written consent of a majority of the Board, the Company Representative shall not extend the statute of limitations, file a request for administrative adjustment, or file suit concerning any tax refund or deficiency relating to any Company administrative adjustment relating to any Company item of income, gain, loss, deduction or credit, and (ii) the Company Representative shall not agree to a settlement relating to taxes without obtaining the written concurrence of each Member who would be (or whose partners for U.S. federal income tax purposes would be) materially economically affected by agreement to such settlement.

11.5

Tax Sharing Agreement. If the Company or any Subsidiary of the Company is or becomes subject to Taxation as an entity in any jurisdiction, the burden of such Tax shall be borne by the entity subject to such Tax. Further, in the event the Company or any Subsidiary of the Company is treated for purposes of any such Tax as a member of a consolidated, combined or unitary group for Tax purposes with EnCap or any Affiliate of EnCap (other than a Subsidiary of the Company), the Company shall enter into a customary Tax sharing agreement with EnCap (or EnCap’s applicable Affiliates), pursuant to which the Company shall agree to bear its and its Subsidiaries’ shares of such Taxes determined as though the Company and its Subsidiaries that are treated as part of such consolidated, combined or unitary group were taxable as a separate standalone group with respect to their taxable items.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

ARTICLE XII

DISSOLUTION, WINDING-UP AND TERMINATION

12.1	Dissolution.

(a)

Subject to Section 12.1(b), the Company shall be liquidated and its affairs shall be wound up on the first to occur of the following events (each a “Liquidation Event”) and no other event shall cause the Company’s dissolution:

(i)	the consent of the Board in accordance with Article VIII;

(ii)	at any time when there are no Members; and

(iii)	entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

(b)

If the Liquidation Event described in Section 12.1(a)(ii) shall occur, the Company shall not be dissolved, and the business of the Company shall be continued, if the requirements of Section 18-801 of the Act for the avoidance of dissolution are satisfied (a “Continuation Election”).

(c)

Except as otherwise provided in this Section 12.1, to the maximum extent permitted by the Act, the death, retirement, Resignation, expulsion, Bankruptcy or dissolution of a Member or the commencement or consummation of separation proceedings shall not constitute a Liquidation Event and, notwithstanding the occurrence of any such event or circumstance, the business of the Company shall be continued without dissolution.

12.2

Winding-Up and Termination. On the occurrence of a Liquidation Event, unless a Continuation Election is made, the Board may select one or more Persons to act as liquidator or may itself act as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of winding up shall be borne as a Company expense, including reasonable compensation to the liquidator if approved by the Board. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Board. The steps to be accomplished by the liquidator are as follows:

(a)

as promptly as possible after dissolution and again after final winding up, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations;

(b)	the liquidator shall pay, satisfy or discharge from Company funds all of the indebtedness, liabilities and obligations of the Company (including all

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

expenses incurred in winding up) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

(c)	all remaining assets of the Company shall be distributed to the Members as follows:

(i)

the liquidator may sell any or all Company property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of the Members in accordance with the provisions of Article VI;

(ii)

with respect to all Company property that has not been sold, the Fair Market Value of that property shall be determined and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property that has not been reflected in the Capital Accounts previously would be allocated among the Members if there were a Taxable disposition of that property for the Fair Market Value of that property on the date of distribution; and

(iii)

Company property shall be distributed among the Members in accordance with Section 6.1, and those distributions shall be made by the end of the Taxable year of the Company during which the liquidation of the Company occurs (or, if later, ninety (90) days after the date of the liquidation); provided, however, that none of such Company property shall be distributed pursuant to Section 6.1(b).

All

distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses and liabilities shall be allocated to the distributee pursuant to this Section 12.2. The distribution of cash or property to the Members in accordance with the provisions of this Section 12.2 constitutes a complete return to such Member of such Member’s Capital Contributions and a complete distribution to such Member of such Member’s Membership Interests (including Units) and all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of Section 18-502(b) of the Act. To the extent that a Member returns funds to the Company, such Member has no claim against any other Member for such funds.

12.3

Deficit Capital Accounts. No Member shall be required to pay to the Company, to any other Member or to any Third Party any deficit balance which may exist from time to time in such Member’s Capital Account.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

12.4

Certificate of Cancellation. On completion of the distribution of Company assets as provided herein, the Board (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to Section 2.5, and take such other actions as may be necessary to terminate the existence of the Company. Upon the effectiveness of the certificate of cancellation, the existence of the Company shall cease, except as may be otherwise provided by the Act or other Law.

ARTICLE XIII

GENERAL PROVISIONS

13.1

Offset. Whenever the Company is to pay or distribute any amount to any Member, any amounts that such Member, in such Person’s capacity as a Member, owes the Company, whether pursuant to any Transaction Document or otherwise, may be deducted from the amount to be paid or distributed to each Member before payment or distribution.

13.2	Notices.

(a)

Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, sent by electronic mail, mailed by certified mail, return receipt requested, or nationally recognized overnight or second-day delivery service with proof of receipt maintained, at the following addresses (or any other address that any such party may designate by written notice to the other parties in accordance herewith, except that such notice shall be effective only upon receipt) or sent by e-mail:

(i)	if to the Company, at the address or e-mail address of its principal executive offices;

(ii)	if to an Initial Member, to the address or e-mail address given for such Initial Member on Schedule I or Schedule II; and

(iii)

if to an Additional Member or a holder of Membership Interests that has not been admitted as a Member, to the address or e-mail address given for such Additional Member or holder in an Addendum Agreement.

Any such notice shall, if delivered (i) personally, be deemed received upon delivery; (ii) by certified mail, be deemed received upon the earlier of actual receipt thereof or five (5) Business Days after the date of deposit in the United States mail, as the case may be; (iii) by nationally recognized overnight or second-day delivery service, be deemed received the second (2nd) Business Day after the date of deposit with the delivery service; and (iv) by electronic mail, be deemed received upon confirmation of receipt.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

(b)

Whenever any notice is required to be given by Law, the Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

13.3

Entire Agreement; Supersedure. This Agreement (including the Exhibits and Schedules) and the other Transaction Documents constitute the entire agreement of the Members relating to the subject matter hereof and thereof and supersede all prior contracts or agreements with respect to the Company, whether oral or written.

13.4

Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by such Person of such Person’s obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by such Person of its rights with respect to that default until the applicable statute of limitations period has run.

13.5	Amendment or Restatement.

(a)

Subject to Section 8.7 and Section 13.5(b), this Agreement (including any Exhibit or Schedule hereto) or the Certificate may be amended, modified, supplemented or restated, and any provisions of this Agreement or the Certificate may be waived, in each case only by the Board (and without the approval of any other Person); provided, however, that:

(i)

any such amendment, modification, supplement, restatement or waiver that would alter or change the rights, obligations, powers or preferences of one or more Members in their capacities as holders of a specific class of Units or other series of Membership Interests in a disproportionate and adverse manner (other than in a de minimis, non-economic respect) compared to the rights, obligations, powers and preferences specific to other Members in their capacities as the holders of the same class of Units shall also require the prior written consent of Members holding at least 50% of the class of Units so disproportionately and adversely affected;

(ii)

without limiting Section 13.5(a)(i), and except as otherwise provided in Section 6.1(c), any such amendment, modification, supplement, restatement or waiver that would alter or change the rights, obligations, powers or preferences specific to a particular class (or group of classes) of Units in a disproportionate and adverse manner (other than in a de minimis non-economic respect) compared to the rights, obligations, powers and preferences specific to any other class of Units shall also require the prior written consent of Members holding at least 50% of the class of Units so disproportionately and adversely affected; and

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

(iii)

without limiting Section 13.5(a)(i) or Section 13.5(a)(ii), without the prior written consent of the affected Member, no amendment may be made pursuant to this Section 13.5(a) which would (x) result in any increase in such Member’s Remaining Commitment, (y) modify the limited liability of any Member under this Agreement or (z) amend in an adverse manner the rights of any Member under Section 8.2(a), Section 8.6 or Article IX; provided, however, that the granting of additional rights to any Person who acquired newly issued Membership Interests (including any right to designate additional Managers) shall not constitute an adverse amendment of the rights of any other Member under clause (z);

provided, that, for the avoidance of doubt, the Members acknowledge and agree that any such amendment, modification, supplement, restatement or waiver in connection with the authorization or issuance by the Company pursuant to Section 3.6 of additional Series A Units or the creation, authorization or issuance of, or to provide for any rights, designations and preferences of, any Additional Interests having such rights, designations and preferences (including with respect to the Company’s distributions) ranking senior or junior to, or pari passu with, Series A Units or any other series of Units shall require only the approval of the Board and that such amendment, modification, supplement, restatement or waiver shall not be deemed an alteration or change to the rights, obligations, powers or preferences of any series of Units.

(b)

Notwithstanding anything to the contrary in this Section 13.5, this Agreement shall be deemed to be automatically amended from time to time to the extent provided in an Addendum Agreement executed and delivered by the parties thereto to reflect issuances and transfers of Membership Interests made in compliance with this Agreement without the further consent of any party to this Agreement.

(c)

Notwithstanding anything to the contrary in this Section 13.5, the Board shall have the authority to amend, modify, supplement or restate this Agreement to the extent necessary to comply with or administer in an equitable manner the provisions of Partnership Tax Audit Rules, as reasonably determined by the Board.

13.6

Binding Effect. Subject to the restrictions on Transfer set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the Company and each Member and their respective heirs, permitted successors, permitted assigns, permitted distributees and legal representatives; and by their signatures hereto, the Company and each Member intends to and does hereby become bound. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

any Person other than the parties hereto and their respective permitted successors and permitted assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained; provided, that the Covered Persons shall be express third-party beneficiaries of Article IX and the EnCap Indemnitors are express third-party beneficiaries of Section 9.1(g). The rights under this Agreement may be assigned by a Member to a transferee of all or a portion of such Member’s Membership Interests transferred in accordance with this Agreement (and shall be assigned to the extent this Agreement requires such assignment), but only to the extent of such Membership Interests so transferred; it being understood that the assignment of any rights under this Agreement shall not constitute admission to the Company as a Member unless and until such transferee is duly admitted as a Member in accordance with this Agreement.

13.7	Governing Law; Forum Selection; Severability; Limitation of Liability.

(a)	THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

(b)

The parties hereto irrevocably submit to the exclusive jurisdiction of the Chancery Courts located in the State of Delaware, or, if no such court shall have jurisdiction, any federal court of the United States or other state court, in each case located in the State of Delaware, and appropriate appellate courts therefrom, over any claims, suits, actions, proceedings or other disputes: (i) arising out of, resulting from or relating in any way to this Agreement or any of the transactions contemplated hereby (including any claims, suits, actions, proceedings or other disputes to interpret, apply or enforce the provisions of this Agreement or the duties, obligations or liabilities among the Members or of the Members to the Company, or the rights or powers of, or restrictions on, the Company or the Members) (in each case, except as otherwise expressly provided in any non-competition, non-solicitation, non-disparagement and confidentiality agreement); (ii) involving any claims, suits, actions, proceedings or other disputes brought in a derivative manner on behalf of the Company; (iii) asserting any claim of any breach of any duty owed by any Covered Person to the Company or the Members; (iv) asserting any claim arising pursuant to any provision of the Act; or (v) asserting any claim governed by the internal affairs doctrine, and each party irrevocably acknowledges and agrees that all claims in respect of such dispute may be heard and determined in such courts. The parties hereto irrevocably waive, to the fullest extent permitted by Law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such courts or any defense of inconvenient forum for the maintenance of such dispute, in each case regardless of whether such claims, suits, actions, proceedings or other

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

disputes sound in contract, tort, fraud or otherwise, are based on common Law, statutory, equitable, legal or other grounds, or are derivative or direct. Each of the parties hereto acknowledges and agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved. Each of the parties hereto consents to process being served by any party to this Agreement in any suit, action, proceeding or counterclaim of the nature specified in this subsection (b) by the mailing of a copy thereof in the manner specified by the provisions of Section 13.2. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

(c)

Each party hereto acknowledges and agrees not to, and waives any right to, assert in any such claim, suit, action, proceeding or other dispute that: (i) such party is not personally subject to the jurisdiction (A) of the Court of Chancery of the State of Delaware or of any other court to which proceedings in the Court of Chancery of the State of Delaware may be appealed or, (B) if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction thereof, of any other court located in the State of Delaware with subject matter jurisdiction or of any other court to which proceedings in such lower court may be appealed; (ii) such claim, suit, action, proceeding or other dispute is brought in an inconvenient forum; or (iii) the venue of such claim, suit, action, proceeding or other dispute is improper.

(d)

In the event of a direct conflict between the provisions of this Agreement and (i) any provision of the Certificate or (ii) any mandatory, non-waivable provision of the Act, such provision of the Certificate or the Act shall control. If any provision of the Act provides that it may be varied or superseded in the agreement of a limited liability company (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter.

(e)

If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future Laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

13.8

Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Company and each Member shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the parties as expressed herein.

13.9

Counterparts. This Agreement may be executed in any number of counterparts (including facsimile counterparts), each of which, when so executed and delivered, shall be deemed an original, and all of which together shall constitute a single instrument. Delivery of a copy of this Agreement bearing an original signature by facsimile transmission or by electronic mail in portable document format (PDF) or similar means of electronic delivery shall have the same effect as physical delivery of the paper document bearing the original signature.

13.10

Fees and Expenses. The Company shall pay the reasonable documented legal fees and expenses of counsel to, and the reasonable documented out-of-pocket expenses incurred by, EnCap in connection with the negotiation, execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated herein and therein. The Company shall also pay the reasonable documented legal fees and expenses of counsel to, and the reasonable documented out-of-pocket expenses incurred by, EnCap in connection with any contemplated amendment to or waiver of any provision of this Agreement or the negotiation, execution and delivery of such proposed amendment or waiver (including reasonable attorneys’ fees).

13.11

Termination of Employment Arrangements. Each Member acknowledges and agrees that this Agreement, and the legal relationships created hereby, shall not prevent the termination of any employment agreement or similar arrangement or any engagement or affiliation between such Member and the Company or any of its Affiliates. Each Member acknowledges and agrees that the termination by the Company or any of its Affiliates of any employment, engagement, affiliation, consulting or independent contractor relationship with such holder of Units for any reason at any time shall not be construed for any purpose to violate any duty or obligation of any other Member or Manager under this Agreement.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

13.12

No Presumption. Each party to this Agreement acknowledges and agrees that, in the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

[Signature pages follow.]

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

IN WITNESS WHEREOF, the Company and the Members have executed this Agreement as of the Effective Date.

COMPANY: FORTIS ACQUISITION JV, LLC

By:
Name:
Title:

SIGNATURE PAGE TO

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

MEMBERS: ENCAP ENERGY CAPITAL FUND X, L.P. By: EnCap Equity Fund X GP, L.P., its general partner By: EnCap Investments L.P., its general partner By: EnCap Investments GP, L.L.C., its general partner

By:
Name:
Title:

SIGNATURE PAGE TO

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

FORTIS MINERALS OPERATING, LLC

By:
Name:
Title:

SIGNATURE PAGE TO

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A

DEFINED TERMS

“Accredited Investor” has the meaning ascribed to such term in the regulations promulgated under the Securities Act.

“Act” means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

“Addendum Agreement” is defined in Section 3.6(b).

“Additional Interests” means additional classes or series of Membership Interests (or securities convertible into or exercisable for Membership Interests) other than Series A Units or Series B Units.

“Additional Member” means any Person who is not a Member as of the Effective Date and who acquires (a) all or a portion of the Membership Interests held by a Member from such Member or (b) newly issued Membership Interests from the Company and, in each case, is admitted to the Company as a Member pursuant to the provisions of Section 3.6.

“Adjusted Capital Account” means the Capital Account maintained for each Member: (a) increased by any amounts that such Member is obligated to restore or is treated as obligated to restore under Treasury Regulation Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5); and (b) decreased by any amounts described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) with respect to such Member. The foregoing definition of “Adjusted Capital Account” is intended to comply with the provisions of Treasury Regulation Sections 1.704-1(b)(2)(ii)(d) and 1.704-2 and shall be interpreted consistently therewith.

“Affiliate” means, when used with respect to a specified Person, any Person which (a) directly or indirectly Controls, is Controlled by or is Under Common Control with such specified Person or (b) is an officer, director, general partner, trustee or manager of such specified Person, or of a Person described in clause (a) of this definition.

“Agreement” means this Limited Liability Company Agreement of the Company, as it may be amended and restated from time to time.

“Allocation Period” means the period: (a) commencing on the Effective Date or, for any Allocation Period other than such first Allocation Period, the day following the end of a prior Allocation Period; and (b) ending (i) on the last day of each Fiscal Year, (ii) on the day preceding any day in which an adjustment to the Book Value of the Company’s properties pursuant to clause (b)(i), (ii), (iii), (iv) or (vi) of the definition of Book Value occurs, (iii) immediately after any day in which an adjustment to the Book Value of the Company’s properties pursuant to clause (b)(v) of the definition of Book Value occurs, or (iv) on any other date determined by the Board.

“Asset ROFO Acceptance Notice” is defined in Section 7.5(b).

“Asset ROFO Notice” is defined in Section 7.5(a).

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LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A – PAGE 1

“Asset ROFO Price” is defined in Section 7.5(b).

“Assumed Tax Liability” of each Member means, for the relevant Tax Distribution Date, an amount equal to the cumulative amount of federal, state and local income Taxes (including any applicable estimated Taxes, but excluding any Taxes incurred in connection with an Exit Event, the receipt of a guaranteed payment for services by such Member, or the issuance of Units to such Member) that the Board estimates would be due from such Member on the Tax payment date to which such Tax Distribution Date relates, determined by (a) taking into account the character of income and loss allocated as it affects the applicable Tax rate, (b) assuming such Member were an individual who earned solely the cumulative items of income, gain, deduction, loss and/or credit allocated to such Member pursuant to Section 6.4 since the inception of the Company, (c) after taking proper account of any adjustments available to such Member under Sections 734 and 743 of the Code, and (d) assuming that such Member is subject to Tax at the highest applicable rates. Unless otherwise determined by the Board, the determination of the Assumed Tax Liability of the Members shall be made assuming that each Member is a resident of the same jurisdiction as the Member with the highest applicable Tax rate. In determining the applicable tax rate, the Board may in its reasonable discretion take into account the application of Section 199A of the Code.

“Bankruptcy” or “Bankrupt” means (a) with respect to any Person, that such Person (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such Person a reorganization, arrangement with creditors, composition with creditors, readjustment, liquidation, dissolution or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties; or (b) a proceeding seeking reorganization, arrangement with creditors, composition with creditors, readjustment, liquidation, dissolution or similar relief under any Law has been commenced against such Person and one hundred twenty (120) days have expired without dismissal thereof or with respect to which, without such Person’s consent or acquiescence, a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties has been appointed and ninety (90) days have expired without the appointment having been vacated or stayed, or ninety (90) days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

“Board” is defined in Section 8.1.

“Book Value” means, with respect to any property of the Company, such property’s adjusted basis for U.S. federal income Tax purposes (which, in the case of any Depletable Property, shall be determined pursuant to Treasury Regulation Section 1.613A-3(e)(3)(iii)(C)), except as follows:

(a) The initial Book Value of any property contributed by a Member to the Company shall be the Fair Market Value of such property as of the date of such contribution.

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LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A – PAGE 2

(b) The Book Values of all properties shall be adjusted to equal their respective Fair Market Values in connection with: (i) the acquisition of an interest (or additional interest) in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution to the Company; (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; (iii) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of more than a de minimis amount of services to or for the benefit of the Company by an existing Member acting in its capacity as a member of the Company, or by a new Member acting in its capacity as a member of the Company or in anticipation of becoming a member; (iv) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g)(1); (v) the acquisition of an interest in the Company by any new or existing Member upon the exercise of a non-compensatory option in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(s); or (vi) any other event to the extent determined by the Board to be permitted and necessary to properly reflect Book Values in accordance with the standards set forth in Treasury Regulation Section 1.704-1(b)(2)(iv)(q); provided, that adjustments pursuant to clauses (i), (ii), (iii) and (v) above shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company. If any non-compensatory options are outstanding upon the occurrence of an event described in this paragraph (b)(i) through (b)(vi), the Company shall adjust the Book Values of its properties in accordance with Treasury Regulation Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2).

(c) The Book Value of property distributed to a Member shall be adjusted to equal the Fair Market Value of such property as of the date of such distribution.

(d) The Book Value of all property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such property pursuant to Code Section 734(b) or Code Section 743(b) (including any such adjustments pursuant to Treasury Regulation Section 1.734-2(b)(1)), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) and clause (g) of the definition of Profits or Losses or Section 6.3(h); provided, however, that the Book Value of property shall not be adjusted pursuant to this clause (d) to the extent that the Board reasonably determines an adjustment pursuant to clause (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d).

(e) If the Book Value of property has been determined or adjusted pursuant to clauses (a), (b) or (d) of this definition, such Book Value shall thereafter be adjusted by the Depreciation or Simulated Depletion taken into account with respect to such property for purposes of computing Profits, Losses and other items allocated pursuant to Article VI.

“Business Day” means, with respect to the recipient of any notice, any day except a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by Law to close.

“Business Opportunity” is defined in Section 8.6(b).

“Call Notice” is defined in Section 5.3(a).

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A – PAGE 3

“Capital Account” is defined in Section 5.5(a).

“Capital Call” is defined in Section 5.3(a).

“Capital Contribution” means with respect to any Member, the amount of money and the initial Book Value of any property (other than money) contributed to the Company by such Member. Any reference in this Agreement to the Capital Contribution of a Member shall include a Capital Contribution of such Member’s predecessors in interest. Notwithstanding the foregoing, Capital Contributions shall not include contributions made pursuant to Section 6.1(h).

“Capital Interest Percentage” means, at any time of determination and as to any Member, the percentage of the total distributions that would be made to such Member if the assets of the Company were sold for their respective Book Values, all liabilities of the Company were paid in accordance with their terms (limited in the case of non-recourse liabilities to the Book Value of the property securing such liabilities), all items of Company Profit, Loss, income, gain, loss and deduction were allocated to the Members in accordance with Article VI, and the resulting net proceeds were distributed to the Members (net of any obligations of the Members to the Company) in accordance with Article XII; provided, however, that the Board may determine that the Members’ Capital Interest Percentages should be determined based upon a hypothetical sale of the assets of the Company for their respective Fair Market Values (instead of Book Values) in order to ensure that such percentages correspond to the Members’ “proportionate interests in partnership capital” as defined in Treasury Regulation Section 1.613A-3(e)(2)(ii). The foregoing definition of Capital Interest Percentage is intended to result in a percentage for each Member that corresponds with the Member’s “proportionate interest in partnership capital” as defined in Treasury Regulation Section 1.613A-3(e)(2)(ii), and Capital Interest Percentage shall be interpreted consistently therewith.

“Certificate” means the Certificate of Formation of the Company, as amended from time to time.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time. All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding Law.

“Commitment” is defined in Section 5.2(a)(i).

“Commitment Contributions” is defined in Section 5.2(a)(i).

“Committee” is defined in Section 8.2(n).

“Company” is defined in the preamble.

“Company Group” means the Company and its Subsidiaries and Controlled Affiliates.

“Company Level Taxes” means any federal, state or local Taxes, additions to Tax, penalties, and interest payable by the Company or any Subsidiary thereof as a result of any examination of the Company’s or any Subsidiary’s affairs by any federal, state, or local Tax authorities, including resulting administrative and judicial proceedings under the Partnership Tax Audit Rules.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A – PAGE 4

“Company Representative” has the meaning assigned to the term “partnership representative” in Section 6223 of the Code and any Treasury Regulations (and any analogous provision of state or local Law).

“Compensatory Membership Interest” means an interest in the Company that is described in proposed Treasury Regulation Section 1.721-1(b)(3), or any successor provision.

“Confidential Information” means all confidential or proprietary information (irrespective of the form of communication) belonging to, regarding, or obtained by or on behalf of a Member from a member of the Company Group or their respective representatives, other than information which (a) was or becomes generally available to the public other than as a result of a breach of this Agreement by such Member, (b) was or becomes available to such Member on a non-confidential basis prior to disclosure to the Member by a member of the Company Group or respective representatives, (c) was or becomes lawfully available to the Member on a non-confidential basis from sources other than a member of the Company Group or their respective representatives, provided, that such Member does not know that such sources are prohibited by contractual, legal or fiduciary obligation from transmitting the information, or (d) is independently developed by such Member without the use of any such information received under this Agreement.

“Continuation Election” is defined in Section 12.1(b).

“Control,” including the correlative terms “Controlling,” “Controlled by” and “Under Common Control with” means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of management or policies (whether through ownership of Equity Interests, by contract or otherwise) of a Person.

“Covered Audit Adjustment” means an adjustment to any partnership-related item (within the meaning of Section 6241(2)(B) of the Code) to the extent such adjustment results in an “imputed underpayment” as described in Section 6225(b) of the Code or any analogous provision of state or local Law.

“Covered Person” means each M&M Covered Person and each Management Covered Person.

“Creditors’ Rights” means applicable bankruptcy, insolvency, fraudulent transfer, moratorium and similar Laws relating to or affecting the enforcement of creditors’ rights generally and to legal principles of general applicability governing the availability of equitable remedies.

“Depletable Property” means each separate oil and gas property as defined in Code Section 614.

“Depreciation” means, for each Allocation Period, an amount equal to the depreciation, amortization or other cost recovery deduction (excluding depletion and Simulated Depletion)

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A – PAGE 5

allowable for U.S. federal income Tax purposes with respect to property for such Allocation Period, except that (a) with respect to any such property the Book Value of which differs from its adjusted Tax basis for U.S. federal income Tax purposes and which difference is being eliminated by use of the “remedial method” pursuant to Treasury Regulation Section 1.704-3(d), Depreciation for such Allocation Period shall be the amount of book basis recovered for such Allocation Period under the rules prescribed by Treasury Regulation Section 1.704-3(d)(2), and (b) with respect to any other such property the Book Value of which differs from its adjusted Tax basis at the beginning of such Allocation Period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the U.S. federal income Tax depreciation, amortization, or other cost recovery deduction for such Allocation Period bears to such beginning adjusted Tax basis; provided, that if the adjusted Tax basis of any property at the beginning of such Allocation Period is zero dollars ($0.00), Depreciation with respect to such property shall be determined with reference to such beginning value using any reasonable method selected by the Board.

“Drag-Along Transaction” means any of the following: (a) any consolidation, conversion, merger, division or other business combination involving the Company in which all of the Membership Interests held by EnCap are exchanged for or converted into cash, securities of a corporation or other business organization or other property; (b) a sale or transfer of all or substantially all of the assets of the Company to be followed promptly by a liquidation of the Company or a distribution to the Members of all or substantially all of the net proceeds of such Transfer after payment or other satisfaction of liabilities and other obligations of the Company; or (c) the Transfer of all or substantially all of the Membership Interests held by EnCap in a single transaction or a series of related transactions.

“Economic Risk of Loss” has the meaning assigned to that term in Treasury Regulation Section 1.752-2(a).

“Effective Date” is defined in the preamble.

“EnCap” means EnCap Energy Capital Fund X, L.P., a Texas limited partnership, and its transferees, successors and permitted assignees of Membership Interests (including subsequent transferees, successors and permitted assignees), in each case only if such person is a Member.

“EnCap Covered Person” means (a) EnCap (including in its capacity as Company Representative, if applicable); (b) EnCap’s officers, directors, liquidators, partners, equityholders, managers and members; (c) each EnCap Manager; and (d) any representatives, agents or employees of any Person identified in clauses (a) – (c) of this definition who the Board expressly designates as an EnCap Covered Person in a written resolution.

“EnCap Indemnitees” is defined in Section 9.1(g).

“EnCap Indemnitors” is defined in Section 9.1(g).

“EnCap Manager” is defined in Section 8.2(a)(i).

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A – PAGE 6

“Equity Interests” means (a) capital stock, member interests, partnership interests, other equity interests, rights to profits or revenue and any other similar interest in any corporation, partnership, limited liability company or other business entity, (b) any security or other interest convertible into or exchangeable or exercisable for any of the foregoing, whether at the time of issuance or upon the passage of time or the occurrence of some future event and (c) any warrant, option or other right (contingent or otherwise) to acquire any of the foregoing.

“Excess Tax Amount” is defined in Section 6.1(h).

“Exit Event” means (a) the transfer (in one or a series of related transactions) of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to a Person or a group of Persons acting in concert, (b) the transfer (in one or a series of related transactions) of the then-outstanding Membership Interests to one Person or a group of Persons acting in concert, or (c) an amalgamation, merger, division, conversion or consolidation of the Company with or into another Person, in each case, other than to an investment fund controlled by EnCap or any of its Affiliates or to an Affiliate of the Company, and in the case of clauses (b) and (c), under circumstances in which immediately following such transaction, a Person or group of Persons acting in concert, (other than the Members (as of the Effective Date) or an investment fund controlled by EnCap or any of its Affiliates or to an Affiliate of the Company), collectively own all or substantially all of the voting power of the then-outstanding Equity Interests of the surviving or resulting Person or acquirer, as the case may be. In addition, a sale (or multiple related sales) of one or more Subsidiaries of the Company (whether by way of amalgamation, merger, division, consolidation, reorganization or sale of all or substantially all assets or Equity Interests of such Subsidiary or Subsidiaries), which constitutes all or substantially all of the consolidated assets of the Company shall be deemed to be an Exit Event, other than any such sale (or multiple related sales) of one or more Subsidiaries of one or more Subsidiaries of the Company (whether by way of amalgamation, merger, division, consolidation, reorganization or sale of all or substantially all assets or Equity Interests of such Subsidiary or Subsidiaries) to an investment fund controlled by EnCap or any of its Affiliates or to an Affiliate of the Company.

“Fair Market Value” means, with respect to any property or asset, a determination made by the Board of the cash value of specified asset(s) that would be obtained in a negotiated, arm’s length transaction between an informed and willing buyer and an informed and willing seller, with such buyer and seller being unaffiliated, neither such party being under any compulsion to purchase or sell, and without regard to the particular circumstances of either such party. A determination of Fair Market Value by the Board shall be final and binding for all purposes of this Agreement and any other applicable Transaction Document, except as otherwise provided herein or therein.

“Fiscal Year” means the fiscal year of the Company which shall end on December 31 of each calendar year unless, for U.S. federal income Tax purposes, another fiscal year is required. The Company shall have the same fiscal year for U.S. federal income Tax purposes and for accounting purposes.

“Fortis Management Services Agreement” means that certain Management Services Agreement between Fortis Administrative Services, LLC, a Delaware limited liability company, and the Company, dated of the Effective Date.

“Fortis Manager” is defined in Section 8.2(a)(ii).

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A – PAGE 7

“Fortis Minerals” means Fortis Minerals, LLC, a Delaware limited liability company.

“Fortis Operating” means Fortis Minerals Operating, LLC, a Delaware limited liability company.

“Initial Member” is defined in Section 3.1.

“IRR” means, with respect to any holder of Series A Units, as of any time of determination, the actual annual pre-Tax rate of return, compounded monthly, on all Capital Contributions (including the return of Capital Contributions) made by such holder and such holder’s predecessors in interest in respect of the issuance of such Series A Units, taking into account all distributions (including the distribution, if any, to be made at such time) received by such holder and such holder’s predecessors in interest with respect to such Series A Units pursuant to this Agreement. In calculating IRR: (a) all Capital Contributions shall be considered to have been made on the last day of the calendar month in which such Capital Contributions are actually received by the Company; and (b) all distributions shall be considered to have been made on the last day of the calendar month in which such distributions are actually paid by the Company (including distributions made pursuant to Section 6.1(b) notwithstanding the treatment of such distributions as an advance against further distributions pursuant to Section 6.1(c)), in each case, multiplied by the applicable discount factor for such month as set forth on Exhibit C.

“Law” means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration or interpretative or advisory opinion or letter of a domestic, foreign, tribal or international governmental authority or any political subdivision thereof and shall include, for the avoidance of doubt, the Act.

“Lease” is defined in the definition of “Oil and Gas Interest.”

“Liquidation Event” is defined in Section 12.1(a).

“M&M Covered Person” means (a) with respect to each Member, (i) such Member in its capacity as a Member (including in its capacity as Company Representative, if applicable), (ii) each of such Member’s officers, directors, liquidators, partners, equityholders, managers and members in their capacity as such, (iii) each of such Member’s Affiliates (other than the Company and its Subsidiaries) and each of their respective officers, directors, liquidators, partners, equityholders, managers and members in their capacities as such and (iv) any representatives, agents or employees of any Person identified in clauses (i) – (iv) of this clause (a); (b) each current and former Manager, in such Person’s capacity as a Manager; and (c) any other Person who the Board expressly designates as an M&M Covered Person in a written resolution.

“Management Covered Person” means (a) each current and former Officer (solely in such Person’s capacity as an Officer) and (b) each officer or employee of any member of the Company Group whom the Board expressly designates as a Management Covered Person in a written resolution.

“Manager” is defined in Section 8.1.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A – PAGE 8

“Member” means any Person (but not any Affiliate or entity in which such Person has an Equity Interest) executing this Agreement as of the date of this Agreement as a member or hereafter admitted to the Company as a member as provided in this Agreement, but such term does not include any Person who has ceased to be a member in the Company.

“Member Nonrecourse Debt” has the meaning assigned to the term “partner nonrecourse debt” in Treasury Regulation Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” has the meaning assigned to the term “partner nonrecourse debt minimum gain” in Treasury Regulation Section 1.704-2(i)(2).

“Member Nonrecourse Deduction” has the meaning assigned to the term “partner nonrecourse deduction” in Treasury Regulation Section 1.704-2(i)(1).

“Members’ Schedules” is defined in Section 3.5.

“Membership Interest” means the interest of a Member in the Company, which interest may be represented by Units representing all or a fractional part of such interests, including: (a) rights to distributions (liquidating or otherwise), allocations, notices and information, and all other rights, benefits and privileges enjoyed by that Member (under the Act, the Certificate, this Agreement or otherwise) in its capacity as a Member; and (b) all obligations, duties and liabilities imposed on that Member (under the Act, the Certificate, this Agreement or otherwise) in its capacity as a Member.

“Mineral Interests” is defined in Section 2.4.

“Minimum Gain” has the meaning assigned to the term “partnership minimum gain” in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

“MOIC” means, with respect to any holder of Series A Units, as of any time of determination, the number obtained by dividing (a) the cumulative amount of distributions (including the distribution, if any, to be made at such time) that such holder of Series A Units and such holder’s predecessors in interest have received in respect of such Series A Units under this Agreement, by (b) the cumulative amount of all Capital Contributions made to the Company in respect of the issuance of the Series A Units held by such holder prior to such time.

“Nonrecourse Deductions” has the meaning assigned that term in Treasury Regulation Section 1.704-2(b)(1).

“Officer” is defined in Section 8.3(a).

“Oil and Gas Interest” means (a) oil, gas, and mineral leases, leasehold interests, mineral fee interests, royalty and overriding royalty interests, production payments and all rights and interests in lands and leases pooled, unitized or communitized therewith (referred to in this Agreement as a “Lease”), (b) wells or future wells located on a Lease or on lands pooled, unitized or communitized therewith, (c) oil, gas or mineral unitization, pooling, operating or communitization agreements, declarations or orders, and the units created thereby, (d) oil and gas

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A – PAGE 9

sales, purchase, transportation, gathering, balancing, exchange and processing contracts, casinghead gas contracts, operating agreements, farm-out agreements, farm-in agreements, saltwater disposal agreements, water injection agreements, line well injection agreements, road use agreements, surface use agreements, rights of way, easements, licenses, permits, surface leases and other related agreements and instruments, (e) personal property, improvements, lease and well equipment, pipelines, pumps, sulfur recovery facilities, dehydration facilities, treating facilities, values, meters, separators, tanks, tank batteries and other fixtures located on, attributable to or used in connection with any other Oil and Gas Interest, and (f) lands and lease files, abstracts and title opinions, production records, well files, accounting records, Tax records related to production Taxes, ad valorem Taxes and property Taxes, seismic records and surveys, gravity maps, electric logs, engineering, geological or geophysical maps, data and records, and other files, documents and records related to any other Oil and Gas Interest.

“Other Business” is defined in Section 8.6(a).

“Partnership Tax Audit Rules” means Sections 6221 through 6241 of the Code, as amended, together with any final or temporary Treasury Regulations, Revenue Rulings, and case law interpreting Sections 6221 through 6241 of the Code, as amended (and any analogous provision of state or local Tax Law).

“Permitted Transferee” means, with respect EnCap, any Affiliate of EnCap and any private equity fund or investment fund managed or advised by EnCap Investments, L.P., other than a portfolio company managed by EnCap or an Affiliate of EnCap.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Profits” or “Losses” means, for each Allocation Period, an amount equal to the Company’s Taxable income or loss for such period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in Taxable income or loss), with the following adjustments (without duplication):

(a) Any income of the Company that is exempt from U.S. federal income Tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition of “Profits” and “Losses” shall be added to such Taxable income or loss;

(b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such Taxable income or loss;

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A – PAGE 10

(c) In the event the Book Value of any asset is adjusted pursuant to clause (b) or clause (c) of the definition of Book Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Book Value of the asset) or an item of loss (if the adjustment decreases the Book Value of the asset) from the disposition of such asset and shall, except to the extent allocated pursuant to Section 6.3, be taken into account for purposes of computing Profits or Losses;

(d) Gain or loss resulting from any disposition of property (other than Depletable Property) with respect to which gain or loss is recognized for U.S. federal income Tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted Tax basis of such property differs from its Book Value;

(e) Gain or loss resulting from any disposition of Depletable Property with respect to which gain or loss is recognized for U.S. federal income Tax purposes shall be treated as being equal to the corresponding Simulated Gain or Simulated Loss;

(f) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such Taxable income or loss, there shall be taken into account Depreciation and Simulated Depletion for such Allocation Period;

(g) To the extent an adjustment to the adjusted Tax basis of any asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(h) Any items that are allocated pursuant to Section 6.3 shall not be taken into account in computing Profits and Losses, but such items available to be specially allocated pursuant to Section 6.3 will be determined by applying rules analogous to those set forth in subparagraphs (a) through (g) above.

“Profits Interest” means an Equity Interest in the Company that is classified as a partnership profits interest within the meaning of Revenue Procedures 93-27 and 2001-43 (or the corresponding requirements of any subsequent guidance promulgated by the Internal Revenue Service or other Law).

“Released Persons” is defined in Section 9.8.

“Remaining Commitment” is defined in Section 5.2(a)(ii).

“Renounced Business Opportunity” is defined in Section 8.6(b).

“Representatives” is defined in Section 10.4(b).

“Resign” or “Resignation” means the resignation, withdrawal or retirement of a Member from the Company as a Member.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A – PAGE 11

“ROFO Assets” is defined in Section 7.5.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Series A Units” is defined in Section 3.2(a).

“Series B Units” is defined in Section 3.2(a).

“Simulated Basis” means the Book Value of any Depletable Property. The Simulated Basis of each Depletable Property shall be allocated to each Member in accordance with such Member’s Capital Interest Percentage as of the time such Depletable Property is acquired by the Company (and any additions to such Simulated Basis resulting from expenditures required to be capitalized in such Simulated Basis shall be allocated among the Members in a manner designed to cause the Members’ proportionate shares of such Simulated Basis to be in accordance with their Capital Interest Percentages as determined at the time of any such additions), and shall be reallocated among the Members in accordance with the Members’ Capital Interest Percentages as determined immediately following the occurrence of an event giving rise to an adjustment to the Book Values of the Company’s Depletable Properties pursuant to clause (b) of the definition of Book Value.

“Simulated Depletion” means, with respect to each Depletable Property, a depletion allowance computed in accordance with U.S. federal income Tax principles (as if the Simulated Basis of the property were its adjusted Tax basis) and in the manner specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(k)(2). For purposes of computing Simulated Depletion with respect to any Depletable Property, the Simulated Basis of such property shall be deemed to be the Book Value of such property, and in no event shall such allowance, in the aggregate, exceed such Simulated Basis.

“Simulated Gain” means the amount of gain realized from the sale or other disposition of Depletable Property as calculated in Treasury Regulations Section 1.704-1(b)(2)(iv)(k)(2).

“Simulated Loss” means the amount of loss realized from the sale or other disposition of Depletable Property as calculated in Treasury Regulations Section 1.704-1(b)(2)(iv)(k)(2).

“Subsidiary” means, with respect to any Person, (a) any corporation, partnership, limited liability company or other entity a majority of the Equity Interests of which having voting power under ordinary circumstances to elect at least a majority of the board of directors or other Persons performing similar functions is at the time owned or Controlled, directly or indirectly, by such Person or by one or more of the other direct or indirect Subsidiaries of such Person or a combination thereof (regardless of whether, at the time, Equity Interests of any other class or classes shall have, or might have, voting power by reason of the occurrence of any contingency), (b) a partnership in which such Person or any direct or indirect Subsidiary of such Person is a general partner or (c) a limited liability company in which such Person or any direct or indirect Subsidiary of such Person is a managing member or manager.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A – PAGE 12

“Takedown Period” means the period from the Effective Date until the earlier of (a) the third (3rd) anniversary of the Effective Date, or such later date set by the Board (and approved by Fortis Operating); (b) the date on which EnCap’s Remaining Commitments are zero dollars ($0.00); (c) the consummation of an Exit Event; or (d) the Bankruptcy of the Company.

“Tax” or “Taxes” means any tax, charge, fee, levy, deficiency or other assessment of whatever kind or nature, including any net income, gross income, profits, gross receipts, profits, excise or withholding tax imposed by or on behalf of any government authority, together with any interest, penalties or additions to tax.

“Tax Contribution Obligation” is defined in Section 6.1(h).

“Tax Distribution Date” means any date that is two (2) Business Days prior to the date on which estimated United States income Tax payments are required to be made by calendar year individual taxpayers and each due date for the United States income Tax Return of an individual calendar year taxpayer (without regard to extensions).

“Tax Offset” is defined in Section 6.1(h).

“Tax Return” means any return, election, declaration, report, schedule, return, document, opinion or statement, including any amendments or attachments thereof, which are required to be submitted to any governmental agency having authority to assess Taxes.

“Third Party” with respect to any Member, means any other Person (whether or not another Member) that is not an Affiliate of such Member.

“Third-Party Offer” means a bona fide written offer from a Third Party.

“Total Commitment” is defined in Section 5.2(a)(ii).

“Transaction Documents” means this Agreement and each agreement attached as an Exhibit (including any exhibit to any Exhibit) and any non-competition, non-solicitation and confidentiality agreement, non-solicitation, confidentiality and non-disparagement agreement executed and delivered to the Company pursuant to the provisions of Section 3.2(c).

“Transfer,” including the correlative terms “Transferring” and “Transferred,” means any direct or indirect transfer, assignment, sale, gift, inter vivos transfer, pledge, hypothecation, mortgage, or other encumbrance, or any other disposition (whether voluntary or involuntary or by operation of Law) of Membership Interests (or any interest (pecuniary or otherwise) therein or right thereto), including by division or creation of, or conversion to, a “series limited liability company” or “series limited partnership” or similar entity, or by derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, or risk of loss or opportunity for gain with respect to, Membership Interests is transferred or shifted to another Person; provided, that, notwithstanding the foregoing, any such transfer, assignment, sale, gift, pledge, hypothecation, mortgage, encumbrance or other disposition (whether voluntary or involuntary or by operation of Law) of Membership Interests (or any interest (pecuniary or otherwise) therein or right thereto), including by division or creation of, or conversion to, a “series limited liability

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A – PAGE 13

company” or “series limited partnership” or similar entity, or by derivative or similar transactions or arrangements, of any Equity Interests in EnCap, Fortis Minerals or Fortis Operating, or in any Person that holds or controls (directly or indirectly through one or more Persons) Equity Interests in EnCap, Fortis Minerals or Fortis Operating, shall not be a Transfer for purposes of this Agreement.

“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code.

“Unit ROFO Acceptance Notice” is defined in Section 7.4(b).

“Unit ROFO Notice” is defined in Section 7.4(a).

“Unit ROFO Price” is defined in Section 7.4(b).

“Units” means the Series A Units, Series B Units and any other Membership Interest classified as a Unit pursuant to Section 3.2(a).

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A – PAGE 14

EXHIBIT B

FORM OF ADDENDUM AGREEMENT

This Addendum Agreement is made this [___] day of [______________], 20[____], by and between [______________________] (the “Recipient”) and Fortis Acquisition JV, LLC, a Delaware limited liability company (the “Company”), pursuant to the terms of the Limited Liability Company Agreement of the Company executed and agreed to as of [•], 20[•] (as amended, supplemented, restated or modified from time to time, the “LLC Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the LLC Agreement.

WITNESSETH:

WHEREAS, the Company and the Members entered into the LLC Agreement to impose certain restrictions and obligations upon themselves, and to provide certain rights, with respect to the Company and its Units; and

WHEREAS, the Company and the Members have required in the LLC Agreement that all Persons to whom [Series A Units] of the Company are Transferred and all other Persons acquiring Units (each such person, a “New Member”) must enter into an Addendum Agreement binding the New Member to the LLC Agreement to the same extent as if the New Member were an original party thereto and imposing the same restrictions and obligations on the New Member and the Units to be acquired by the New Member as are imposed upon the Members under the LLC Agreement;

NOW, THEREFORE, in consideration of the mutual promises of the parties and as a condition of the purchase or receipt by the Recipient of the Units, the Recipient acknowledges and agrees as follows:

1. The Recipient has received and read the LLC Agreement and acknowledges that the Recipient is acquiring Units subject to the terms and conditions of the LLC Agreement.

2. The Recipient acknowledges and agrees that the Units acquired or to be acquired by the Recipient are bound by and subject to all of the terms and conditions of the LLC Agreement, and hereby joins in, and shall be bound by, and shall have the benefit of, all of the terms and conditions of the LLC Agreement to the same extent as if the Recipient were an original party to the LLC Agreement; provided, however, that the Recipient’s joinder in the LLC Agreement shall not constitute admission of the Recipient as a Member unless and until the Recipient is duly admitted in accordance with the terms of the LLC Agreement. This Addendum Agreement shall be attached to and become a part of the LLC Agreement.

3. The Recipient hereby represents and warrants, with respect to the Recipient, as of the date hereof to the Company the matters set forth in Section 4.1 of the LLC Agreement of the LLC Agreement and shall notify the Company promptly if any such representation or warranty becomes untrue at any time.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT B – PAGE 1

4. Any notice required as permitted by the LLC Agreement shall be given to the Recipient at the address listed beneath the Recipient’s signature below.

5. The Recipient is acquiring [Series A Units].

6. The Recipient shall provide such information and execute and deliver such documents with respect to itself and its direct and indirect beneficial owners as the Board may from time to time reasonably request to verify the accuracy of the Recipient’s representations and warranties herein, establish the identity of the Recipient and the direct and indirect participants in its investment in Membership Interests and/or to comply with any Law to which the Company may be subject.

7. The Recipient irrevocably makes, constitutes and appoints EnCap as its true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file (i) any amendment, modification, supplement, restatement or waiver of any provision of the LLC Agreement that has been approved in accordance with the LLC Agreement, (ii) all other instruments, certificates, filings or papers not inconsistent with the terms of the LLC Agreement which may be necessary or advisable in the determination of the Board to evidence an amendment, modification, supplement, restatement or waiver of, or relating to, the LLC Agreement (including changes to the Members’ Schedules), (iii) all instruments required or necessary to admit Additional Members to the Company and to issue additional Units or other Membership Interests (or securities convertible into or exercisable or exchangeable for Membership Interests) as provided in the LLC Agreement; (iv) all agreements, instruments, certificates, filings or papers required or necessary to facilitate any Drag-Along Transaction in accordance with the LLC Agreement; (vii) all conveyances and other instruments or papers required or necessary to effect the dissolution and termination of the Company pursuant to the provisions of the LLC Agreement; and (viii) all other instruments or papers not inconsistent with the terms of the LLC Agreement which may be required to give effect or carry out another provision of the LLC Agreement or which may be required by Law to be filed on behalf of the Company or required to permit the Company to become or continue to be a limited liability company in each jurisdiction where the Company may be doing business. With respect to each Member and each Additional Member, the foregoing power of attorney: (i) is coupled with an interest and given to secure a proprietary interest, shall be irrevocable and shall survive the incapacity or Bankruptcy of such Member; (ii) may be exercised by EnCap either by signing separately as attorney-in-fact for such Member or, after listing all of the Members executing an instrument, by a single signature of EnCap acting as attorney-in-fact for all of them; and (iii) shall survive the Transfer by such Member of all or any portion of the Units held by such Member; except that, where the assignee of the whole of such Member’s interest has been approved in accordance with the terms hereof for admission to the Company as an Additional Member, the power of attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Company to execute, swear to, acknowledge and file any instrument necessary or appropriate to effect such substitution.

8. THIS ADDENDUM AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT B – PAGE 2

[Signature page follows.]

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT B – PAGE 3

Recipient

Address:

E-mail Address:

AGREED TO on behalf of the Members of the Company pursuant to Section 3.6 of the LLC Agreement.

COMPANY:
FORTIS ACQUISITION JV, LLC

By:
Name:
Title:

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT B – PAGE 4

EXHIBIT C

DISCOUNT RATIOS

Hurdle Rate: 10.0%

Monthly Period	Discount Factor	Monthly Period	Discount Factor
0.0	1.00000	31.0	0.77316
1.0	0.99174	32.0	0.76678
2.0	0.98354	33.0	0.76044
3.0	0.97541	34.0	0.75415
4.0	0.96735	35.0	0.74792
5.0	0.95936	36.0	0.74174
6.0	0.95143	37.0	0.73561
7.0	0.94356	38.0	0.72953
8.0	0.93577	39.0	0.72350
9.0	0.92803	40.0	0.71752
10.0	0.92036	41.0	0.71159
11.0	0.91276	42.0	0.70571
12.0	0.90521	43.0	0.69988
13.0	0.89773	44.0	0.69409
14.0	0.89031	45.0	0.68836
15.0	0.88295	46.0	0.68267
16.0	0.87566	47.0	0.67703
17.0	0.86842	48.0	0.67143
18.0	0.86124	49.0	0.66588
19.0	0.85413	50.0	0.66038
20.0	0.84707	51.0	0.65492
21.0	0.84007	52.0	0.64951
22.0	0.83312	53.0	0.64414
23.0	0.82624	54.0	0.63882
24.0	0.81941	55.0	0.63354
25.0	0.81264	56.0	0.62830
26.0	0.80592	57.0	0.62311
27.0	0.79926	58.0	0.61796
28.0	0.79266	59.0	0.61285
29.0	0.78610	60.0	0.60779
30.0	0.77961

Note: To calculate additional discount factors, use the following formula: 10.0% Discount Factor = 1/(1+10.0%/12)^Full Monthly Period

FORTIS ACQUISITION JV, LLC

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT C – PAGE 1